                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                        EFUNDS GOVERNMENT SERVICES, INC.,

                           EFUNDS INTERNATIONAL LTD.,

                               EFUNDS CORPORATION,

                           CLEARCOMMERCE CORPORATION,

                            CLEARCOMMERCE EUROPE LTD.

                                       AND

                                THE STOCKHOLDERS

                                JANUARY 11, 2005

                                                                 EXECUTION DRAFT

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                                    TABLE OF CONTENTS

ARTICLE I TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES ....................1

     1.01.    Transfer of U.S. Assets to Buyer .............................1
     1.02.    Transfer of UK Assets to eFunds UK ...........................3
     1.03.    Excluded Assets ..............................................4
     1.04.    Assumption of Liabilities ....................................5
     1.05.    No General Assumption ........................................5

ARTICLE II CLOSING .........................................................5

     2.01.    Closing ......................................................5
     2.02.    General Procedure ............................................6

ARTICLE III PURCHASE PRICE .................................................6

     3.01.    Amount of Purchase Price .....................................6
     3.02.    Estimated Purchase Price .....................................6
     3.03.    Hold-Back ....................................................7
     3.04.    Earn-Out Payment .............................................7
     3.05.    Purchase Price Adjustment ....................................7
     3.06.    Manner of Payment of the Estimated Purchase Price ............9
     3.07.    Allocation of Purchase Price .................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS ......................10

     4.01.    Incorporation and Corporate Power ...........................10
     4.02.    Execution Delivery; Valid and Binding Agreement .............10
     4.03.    Authority; No Breach ........................................11
     4.04.    Financial Statements ........................................11
     4.05.    Absence of Undisclosed Liabilities ..........................11
     4.06.    No Material Adverse Effect...................................12
     4.07.    Absence of Certain Developments .............................12
     4.08.    Properties ..................................................14
     4.09.    Tax Matters .................................................15
     4.10.    Contracts and Commitments ...................................17
     4.11.    Intellectual Property Rights ................................18
     4.12.    Litigation ..................................................22
     4.13.    Warranties ..................................................22
     4.14.    Employees ...................................................23
     4.15.    Employee Benefit Plans ......................................23
     4.16.    ClearCommerce UK Remuneration and Employees .................25
     4.17.    Affiliate Transactions ......................................25
     4.18.    Customers and Suppliers .....................................25
     4.19.    Compliance with Laws; Permits ...............................26

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    4.20.    Environmental Matters .........................................26
    4.21.    Returns and Complaints ........................................27
    4.22.    Brokerage .....................................................27
    4.23.    Bank Debt and Debentures ......................................28
    4.24.    Required Authorizations .......................................28
    4.25.    Bad Debt Reserves .............................................28

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT ...............28

    5.01.    Incorporation and Corporate Power .............................28
    5.02.    Execution, Delivery; Valid and Binding Agreement ..............28
    5.03.    No Breach .....................................................29
    5.04.    Brokerage .....................................................29
    5.05.    Sufficient Funds ..............................................29

ARTICLE VI COVENANTS OF SELLERS ............................................29

    6.01.    Conduct of the Business .......................................29
    6.02.    Conduct related to Contract Hold-Back .........................30
    6.03.    Access to Books and Records ...................................30
    6.04.    Conditions ....................................................30
    6.05.    Exclusive Dealings ............................................30
    6.06.    Preparation of Books and Records ..............................31
    6.07.    Employment Agreements .........................................31
    6.08.    Stockholders Agreements .......................................31

ARTICLE VII COVENANTS OF PARENT AND BUYER ..................................31

    7.01.    Conditions ....................................................31
    7.02.    Conduct of Business After Closing .............................31
    7.03.    Conduct with respect to Contract Hold-Back ....................32
    7.04.    Change of Control .............................................32
    7.05.    Conduct with Respect to Third Party Confidential Information ..32

ARTICLE VIII CONDITIONS TO CLOSING .........................................33

    8.01.    Conditions to Buyer's Obligations .............................33
    8.02.    Conditions to Sellers' Obligations ............................36

ARTICLE IX ADDITIONAL AGREEMENTS ...........................................37

    9.01.    Name Change / Withdrawal of Qualifications to Do Business
             as a Foreign Corporation ......................................37
    9.02.    Noncompetition Covenant .......................................37
    9.03.    Taxes .........................................................37
    9.04.    Intentionally Omitted .........................................39
    9.05.    Employee Matters ..............................................39

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    9.06.    Employee Non-Competes............................................40
    9.07.    Services.........................................................40

ARTICLE X TERMINATION ........................................................41

   10.01.    Termination......................................................41
   10.02.    Effect of Termination............................................41

ARTICLE XI SURVIVAL; INDEMNIFICATION..........................................41

   11.01.    Survival ........................................................41
   11.02.    Damages..........................................................41
   11.03.    Indemnification by Sellers and the Stockholders..................42
   11.04.    Conditions of Sellers Indemnification............................43
   11.05.    Indemnification Claims...........................................44
   11.06.    Indemnification by Buyer.........................................45
   11.07.    Conditions of Buyer Indemnification..............................45
   11.08.    Legal Proceedings and Method of Asserting Claims ................46

ARTICLE XII INDEMNIFICATION REPRESENTATIVE ...................................46

   12.01.    Acceptance; Relationships........................................46
   12.02.    Appointment......................................................47
   12.03.    Authority........................................................47
   12.04.    Duties of the Representative.....................................47
   12.05.    Indemnity........................................................47
   12.06.    Other Agreements ................................................48
   12.07.    Instructions and Fees............................................48
   12.08.    Limitation of Liability..........................................48
   12.09.    Uncertainty of Duties ...........................................48
   12.10.    Resignation and Replacement of the Representative ...............48
   12.11.    Agents...........................................................49
   12.12.    Reliance ........................................................49
   12.13.    Defense of Claims................................................49
   12.14.    Limitations......................................................49
   12.15.    Duties of Stockholders...........................................49

ARTICLE XIII MISCELLANEOUS....................................................50

   13.01.    Arbitration......................................................50
   13.02.    Press Releases and Announcements ................................50
   13.03.    Expenses.........................................................50
   13.04.    Further Assurances ............................................. 50
   13.05.    Amendment and Waiver.............................................50
   13.06.    Notices .........................................................51
   13.07.    Assignment.......................................................52
   13.08.    Severability.....................................................52

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   13.09.     Complete Agreement .....................................52
   13.10.     Counterparts ...........................................52
   13.11.     Governing Law ..........................................52
   13.12.     Third Party Beneficiaries ..............................53
   13.13.     Sellers' Knowledge .....................................53

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                             EXHIBITS AND SCHEDULES

Exhibit A- 1, Bill of Sale (Section 2.02)

Exhibit A-2, UK Asset Bill of Sale (Section 2.02)

Exhibit B, Assignment and Assumption Agreements (Section 2.02)

Exhibit C, Purchase Price Allocation (Section 3.07)

Exhibit D, Form of Proxy (Section 6.08)

Schedule A, Stockholders (Preamble)

Schedule B, Contracts (Section 1.01(d))

Schedule C-1, Personal Property Leases (Section 1.01(e))

Schedule C-2, UK Personal Property Leases (Section 1.02(a))

Schedule D, Real Property Leases (Section 1.01(e))

Schedule E, Permits, Assignable (Section 1.01(f))

Schedule F, Fixed Assets (Section 1.01(p))

Schedule 1.02(b), Assets Located in the United Kingdom (Section 1.02(b))

Schedule G, Excluded Permits and Sellers Agreements (Section 1.03(b))

Schedule 3.02, Estimated Closing Date Working Capital Example (Section 3.02)

Schedule 3.03(b), Contract Hold-Back (Section 3.03(b))

Schedule 3.04, Earn-Out (Section 3.04)

Disclosure Schedule (Article IV)

Schedule H, Non-Assignable Permits and Contracts (Section 4.10(c))

Schedule I(i)-I(iv), Customers, Certain Persons, etc. (Sections 4.10(d)

Schedules J(i)-J(vii), Relating to Intellectual Property Rights (Section 4.11)

Schedule K-1, Employee Benefit Plans (Section 4.15(a))

Schedule K-2, Compensation Policies (Section 4.15(b))

Schedule 6.07, Transferred Employees to Sign Noncompetition Agreements (Section 6.07)

Schedule M, Required Consents (Section 8.01(d))


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                                        V

TABLE OF DEFINED TERMS

Term                                        Section                 Page
----                                        -------                 ----
Agreement ................................. Preamble ................ 1
Assets ........................................ 1.01 ................ 1
Assignment and Assumption Agreement ........... 2.02 ................ 6
Assumed Liabilities .......................... 11.04 ................ 5
Authorization ................................. 4.24 ............... 28
Balance Sheet Date ............................ 4.04 ............... 11
Balance Sheet ................................. 4.04 ............... 11
Bill of Sale .................................. 2.02 ................ 6
Business .................................. Recitals ................ 1
Buyer Indemnified Persons .................... 11.03 ............... 42
Buyer ..................................... Preamble ................ 1
BuyerExempted Claims ...................... 11.04(a) ............... 44
Claim ..................................... 11.08(a) ............... 46
ClearCommerce Germany ...................... 1.01(d) ................ 4
ClearCommerce UK .......................... Preamble ................ 1
ClearCommerce ............................. Preamble ................ 1
Closing Date ................................. 22.01 ................ 5
Closing ....................................... 2.01 ................ 5
COBRA regulations ............ ..............9.05(h) ............... 40
Code ...........................................3.07 ................ 9
Comerica Debt ..................................4.23 ............... 28
Compensation Policies .......................4.15(b) ............... 24
Contaminant ................................ 4.11(1) ............... 22
Contract Escrow Amount ......................3.03(b) ................ 7
Contracts ...................................1.01(d) ................ 2
Damages .......................................11.02 ............... 41
Deferred Revenues ...........................3.05(a) ................ 8
Disabling Code ..............................4.11(1) ............... 22
Disclosure Schedule ......................Article IV ............... 10
Disputed Items ............................. 3.05(b) ................ 8
Earn-Out Amount ....................... ....... 3.04 ................ 7
eFunds UK ..................................Preamble ................ 1
Employee Benefit Plans ..................... 4.15(a) ............... 23
Environmental, Health and Safety Laws ...... 4.20(a) ............... 26
ERISA ....................................4.15(f)(i) ............... 24
Escrow Agent ................................3.03(a) ................ 7
Escrow Agreement ............................3.03(a) ................ 7
Escrow Amount ...............................3.03(a) ................ 7
Estimated Closing Balance Sheet ................3.02 ................ 6
Estimated Closing Date Working Capital ........ 3.02 ................ 6
Estimated Purchase Price ...................... 3.02 ................ 6
Excluded Assets ............................... 1.03 ................ 4

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
Excluded Employees ............................ 9.05(a)  ............ 39
Extremely Hazardous Substance ................. 4.20(a)  ............ 27
Fees .......................................... 1.01(d)  ............. 5
Final Closing Balance Sheet .................. 33.05(a)  ............. 7
Final Closing Date Working Capital ............ 3.05(a)  ........ .... 7
Financial Records ................................ 4.04  ............ 11
Financial Statements ............................. 4.04  ............ 11
GAAP ........... .................................3.02   ..............6
Goodwill ....................... ...............1.01(j)  ............. 2
Governmental Body ................................ 4.03  ............ 11
Governmental Regulation .......................... 4.03  ............ 11
Hazardous Material ....... ..................... 4.20(a) ............ 27
Indemnified Party ............................... 11.08  ............ 46
Indemnifying Party .............................. 11.08  ............ 46
Insiders ......................................... 4.17  ............ 25
Intellectual Property Rights ................ 4.11(a)(i) ............ 18
Latest Financial Statements ...................... 4.04  ............ 11
Licensed-In Intellectual Property Rights ... 4.11(a)(ii) ............ 19
Liens ............................................ 4.03  ............ 11
Majority Stockholders ............ ..............12.02   ............ 47
Material Adverse Effect .......................... 4.01  ............ 10
Material Customer ................................ 4.18  ............ 25
Notifying Party ................................. 11.08  ............ 46
Objection Notice ............................... 3.05(b) ............. 8
Owned Intellectual Property Rights .........4.11(a)(iii) ............ 19
Parent ........................................ Preamble ............. 1
Permits ........................................ 1.01(f) ............. 2
Permitted Liens ................................ 4.07(b) ............ 12
Person ..................................... 4.11(a)(iv) ............ 19
Personal Property Leases ....................... 1.01(d) ............. 2
Post-Closing Tax Period ........................ 9.03(c) ............ 38
Pre-Closing Tax Period ......................... 9.03(c) ....... .... 38
Products .................................... 4.11(a)(v) ............ 19
Proposed Transferred Employees ................. 9.05(a) ............ 39
Purchase Price Allocation ......................... 3.07 ............  9
Purchase Price .................................... 3.01 ............  6
Real Property Holdings ......................... 4.20(b) ............ 27
Real Property Leases ........................... 1.01(e) ............  2
Real Property .................................. 4.08(a) ............ 14
Records ........................................ 1.01(g) ............  2
Registered Intellectual Property Rights .... 4.11(a)(vi) ............ 19
Related Agreements ............................. 8.01(j) ............ 34
Representative ................................... 12.02 ............ 47
Retained Liabilities .............................. 1.04 ............  5
Returns ........................................ 4.08(a) ............ 15
Seller Agreements .............................. 4.10(a) ............ 17

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

Seller Indemnified Persons ............................... 11.06 ....... 45
Seller Indemnifying Parties   ............................ 11.03 ....... 42
Seller Indemnifying Party ............................... 11.03 ........ 42
Seller .............................. ................. Preamble ........ 1
Sellers Exempted Claims ................................. 11.067 ....... 45
Software .......................................... 4.11(a)(viii) ...... 19
Stockholders .......................................... Preamble ........ 1
Target Working Capital .................................... 3.01 .........6
Tax Affiliate ........................................... 408(a) ........15
Tax Affiliates.......................................... 4.08(a) ....... 15
Taxes .................................................. 1.03(d) .........4
Termination or Exhaustion of the Escrow Amount ........ 11.05(a) ....... 44
Third Party Confidential Information ...................... 7.05 ....... 33
Third-Party Intellectual Property Rights .......... 4.11(a)(viii) ...... 19
Transferred Employees .................................. 9.05(b) ........39
UK Asset Bill of Sale ............................. .... 1.01(d)......... 6
UK Assets .............................................. 1.01(d) ....... .3
UK Leases .............................................. 1.01(d) .........3
VAT .................................................... 4.09(h) ........16
VATA ................................................... 4.09(k) ........16

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

                            ASSET PURCHASE AGREEMENT

      This asset purchase agreement (this "Agreement"), dated as of January 11, 2005, is made and entered into by and among eFunds Government Services, Inc., a Delaware corporation ("Buyer"): eFunds International Ltd., a corporation organized under the laws of the United Kingdom ("eFunds UK"); eFunds Corporation, a Delaware corporation and the sole shareholder of U.S. Buyer and eFunds UK ("Parent"); ClearCommerce Corporation, a Delaware corporation ("ClearCommerce"); ClearCommerce Europe Ltd., a corporation organized under the laws of the United Kingdom and a wholly owned subsidiary of ClearCommerce ("ClearCommerce UK"); and, for the purposes of Sections 6.05, 6.08, 7.02, 8.01
(b), 13.07 and 13.12 and Articles XI and XII only, the stockholders of ClearCommerce listed on Schedule A hereto (the "Stockholders"). The term "Sellers" means each of ClearCommerce and ClearCommerce UK individually and both of them collectively, and the term Seller includes the singular as well as the plural.

      WHEREAS, Sellers are engaged in the business of providing fraud prevention and electronic payment solutions, and related software, for electronic and other forms of commerce to financial institutions, financial service companies and retailers (as currently conducted and as currently proposed by Sellers to be conducted without giving effect to the transactions contemplated by this Agreement, the "Business");

      WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, on the terms and subject to the conditions set forth in this Agreement, substantially all of the assets of Sellers; and

      WHEREAS, Sellers desire to assign to Buyer and Buyer desires to assume from Sellers, on the terms and subject to the conditions set forth in this Agreement, certain of the liabilities of Sellers specifically identified herein.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements and the conditions set forth in this Agreement, and intending to be legally bound hereby, Parent, Buyer, Sellers and the Stockholders hereby agree as follows:

                                   ARTICLE I

                  TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES

      1.01. Transfer of U.S. Assets to Buyer. On the terms and subject to the conditions set forth in this Agreement, Sellers shall, at the Closing (as hereinafter defined), sell, transfer and assign to U.S. Buyer and U.S. Buyer shall, except as provided in Section 1.03, purchase and acquire from Sellers, all of Sellers' right, title and interest as of the Closing Date (as hereinafter defined) in and to all of the following assets (collectively, the "Assets"):

            (a) All of Sellers' Intellectual Property Rights (as hereinafter defined) and all tangible representations thereof, and all of the Products (as hereinafter defined);

                                                                 EXECUTION DRAFT

      (b) All of Sellers' product plans, information on product costs, product prices, and business opportunities, including without limitation those relating to the Products;

      (c) All of Sellers' rights under any proprietary information and invention assignment agreements, or any agreement similar in nature thereto, with all past and present employees of, consultants to or contractors, wherever located;

      (d) All of Sellers' claims and rights under all agreements, contracts and other executory commitments described in subsections (v), (ix), (x), (xii),
(xiii), (xiv), (xv) (xvi) and (xvii) of Section 4.10(a), including without limitation, the items listed on Schedule B hereto (the "Contracts");

      (e) All of Sellers' rights and incidents of interest as of the Closing Date in and to all personal and real property leases, including without limitation, those Personal property leases listed on Schedule C-l hereto (the "Personal Property Leases") and the real property leases listed on Schedule D hereto(the "Real Property Leases"), together with all of their interest as at the Closing Date in all of the structures, fixtures and improvements located on the real property covered by the Real Property Leases;

      (f) All franchises, licenses, permits, consents, authorizations, certificates and approvals of any Governmental Body (as hereinafter defined) issued to or held by Sellers which are necessary, related or incidental to the Business and which are assignable or transferable, including without limitation those listed on Schedule E hereto (collectively referred to herein as "Permits");

      (g) All originals or complete copies of all of their customer and supplier lists and files, including addresses, drawings, files, sales and promotional literature, sales order log books, samples, customer files, papers, personnel files for all Transferred Employees (as hereinafter defined) and all other books and records (the "Records");

      (h) All rights, if any, under express or implied warranties from their suppliers and vendors which are transferable;

      (i) All of Sellers' causes of action, judgments and claims or demands of whatever kind or description against third parties except for such matters related to the assets described in Section 1.03 or with respect to the liabilities or obligations of Sellers not assumed by Buyer;

      (j) All goodwill associated with the Business (the "Goodwill");

      (k) All marketing plans and materials, training materials, office manuals, any technical or reference manuals and similar items associated with the Business;

      (1) All of their interests as of the Closing Date in (i) all office telephone and telex numbers used primarily in the Business and (ii) all listings relating primarily to the Business in all telephone books and directories;

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

      (m) Subject to Section 1.03 and except with respect to liabilities of Sellers not assumed by Buyer, all such other assets, properties, interest in properties and rights owned by them as at the Closing Date, including their current bank accounts, cash, cash equivalents, receivables, inventory, prepaid expenses, restricted cash that are or should be reflected in the Closing Date Balance Sheet (as hereinafter defined) (or not so reflected as a result of being fully amortized or depreciated as of the Balance Sheet Date (as hereinafter defined) or in the Financial Records (as hereinafter defined));

      (n) All of their trade accounts and accounts receivable (excluding the portion of the receivable attributed to the Sellers' Tax refunds and credits but only to the extent the Seller retains the corresponding Tax liability);

      (o) All of Sellers' rights in and to any motor vehicles owned or leased by them;

      (p) All manufacturing, production, maintenance, packaging, testing and other machinery, equipment (including all computer equipment, servers and related peripherals), tools, furniture, fixtures, office equipment and supplies and other tangible personal property (together with all spare and maintenance parts), including without limitation, those items listed on Schedule F hereto located or used primarily in the Business;

      (q) All rights of Sellers in the domain names used in the conduct of the Business, including "clearcommerce.com.," "clearcommerce.biz,"
"clearcommerce.info," "clearcommerce.us" and "clearcommerce.co.uk";

      (r) All of Sellers' right, title and interest in the name ClearCommerce;
and

      (s) All other assets of any kind whatsoever which are owned by Sellers except for the Excluded Assets (as hereinafter defined).

      1.02. Transfer of UK Assets to eFunds UK. On the terms and subject to the conditions set forth in this Agreement, Sellers shall, at the Closing, sell, transfer and assign to eFunds UK, and eFunds UK shall, except as provided in
Section 1.03, purchase and acquire from Sellers, all of Sellers' right, title and interest as of the Closing Date in and to all of the following assets of Sellers of every kind and description, whether tangible or intangible, real, personal or mixed (collectively, the "UK Assets"), including:

            (a) All rights and incidents of interest of Sellers as of the Closing Date in and to all personal property leases for property located in the United Kingdom, including without limitation, those personal property leases listed on Schedule C-2 hereto (the "UK Leases") and which relate to property located in the United Kingdom;

            (b) The assets listed on Schedule 1.02(b).

THE PARTIES HERETO EXPRESSLY AGREE THAT THE BUYER IS NOT ASSUMING ANY OF THE LIABILITIES, OBLIGATIONS OR UNDERTAKINGS RELATING TO THE FOREGOING ASSETS, EXCEPT FOR THE LIABILITIES

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

ASSUMED BY BUYER AND WHICH ARE SPECIFICALLY DESCRIBED IN SECTION 1.04 HEREOF.

      1.03. Excluded Assets. Notwithstanding the terms of Sections 1.01 and 1.02, the following assets (the "Excluded Assets") shall be retained by Sellers and shall not be sold, transferred or assigned to Buyer in connection with the purchase of the Assets:

            (a) All corporate certificates of authority and corporate minute books and the corporate stock records or registers of Sellers;

            (b) Such Permits and agreements which are identified in Schedule G;

            (c) Except as otherwise provided in Section 9.05(c), all rights of Sellers with respect to its Employee Benefit Plans (as hereinafter defined) and any insurance policies maintained by Sellers;

            (d) All claims or rights of Sellers to any refunds of any "Taxes" paid by Sellers in respect of the activities and operation of the Business prior to the Closing, including, without limitation, the benefits associated with any net operating losses and tax credits or refunds arising in connection with research and development activities. For purposes of this Agreement, the term "Taxes" means all taxes, however denominated, charges, fees, levies, or other assessments, including, without limitation, all income (including without limitation federal, state and local income taxes), gross income, gross receipts, sales, goods and services, use, value added, ad valorem, environmental, transfer, franchise, profits, business license, withholding, payroll and employee withholding, employment, workers' compensation, social security, Pension Benefit Guarantee Corporation, employment or unemployment insurance, excise, estimated, severance, stamp, occupation, real and personal property, excess war profits tax, branch profits tax, Indian R&D Cess, Texas Earned Surplus Tax and Ohio Tier Three Litter Tax or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax of additional amounts imposed by any taxing authority, domestic or foreign;

            (e) All of the common or like kind equity interests of ClearCommerce UK and ClearCommerce Germany Gmbh, a corporation organized under the laws of Germany and a wholly owned subsidiary of ClearCommerce ("ClearCommerce Germany"), owned directly or indirectly by ClearCommerce Corporation. This exclusion does not apply to the assets owned directly or indirectly by ClearCommerce UK;

            (f) All of Sellers' claims and obligations under any contracts agreements or executory commitments described in subsections (i), (ii),
      (iii), (iv), (vi), (vii) and (xi) of Section 4.10(a) unless specifically noted otherwise on Schedule B; and

            (g) All of Sellers' accounting software, accounting records, stock tracking records and personnel files for employees that are not Transferred Employees.

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                                       4

      1.04. Assumption of Liabilities. In accordance with the provisions of the Assignment and Assumption Agreement (as hereinafter defined) Buyer shall assume, pay, perform in accordance with their terms or otherwise satisfy, from and after the Closing Date only the following obligations and liabilities (the "Assumed Liabilities"): (i) those liabilities of Sellers reflected as "Current Liabilities" on the Closing Balance Sheet, which does not include: (A) current liabilities and obligations with respect to the Excluded Assets, (B) liabilities and obligations of Sellers incurred in connection with the payment of legal, accounting, investment banking and other fees and expenses incurred by Sellers in connection with the transactions contemplated by this Agreement (including without limitation any fee described in Sections 4.22 and 13.03 hereto) (collectively, "Fees"). (C) the current portion of the Comerica Debt, (D) those liabilities of Sellers arising from any severance obligations to Excluded Employees (as hereinafter defined) and (E) the current portion of any liabilities and obligations specifically retained by Sellers in this Agreement (the liabilities referenced in clauses (A) through (E) of this Section 1.04 being herein referred to as the "Retained Liabilities") and (ii) obligations and liabilities arising under the Permits, Contracts (excluding those described in Section 4.10(a)(xvi)), the Real Property Leases and the Personal Property Leases to be assigned to Buyer pursuant to Section 1.01 and the UK Leases and the other obligations and liabilities arising from the UK Assets to be assigned to Buyer in Section 1.02; provided, however, that Buyer shall not assume any liabilities or obligations of Sellers with respect to the Comerica Debt.

      For further clarity and for the avoidance of doubt, Buyer and Sellers agree that any liability incurred by Buyers (including any liability, obligation, or the costs of defense, in respect of any resulting litigation) as a result of a breach by Sellers of their obligations under any Permits or to its vendors, customers or the other parties to such Contracts, Real Property Leases, Personal Property Leases and UK Leases arising out of a breach of the representations and warranties of Sellers contained in Article IV hereof shall constitute Damages (as herein defined) for which Buyer shall be entitled to indemnification pursuant to Article XI hereof.

      1.05. No General Assumption. Other than as specifically set forth in
Section 1.04, Sellers shall retain, and Buyer shall not assume, and nothing contained in this Agreement shall be construed as an assumption by Buyer of, any liabilities, obligations or undertakings of Sellers of any nature whatsoever, whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise.

                                   ARTICLE II

                                    CLOSING

      2.01. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dorsey & Whitney LLP, Suite 1500,50 South Sixth Street, Minneapolis, MN 55402. Upon the satisfaction or waiver of the conditions set forth in Article VIII, the Closing shall occur on the earlier of (i) two business days following such satisfaction or waiver or (ii) January 31,2005 or on such earlier date as is mutually agreeable to Buyer and Sellers and will be effective as of 12:01 a.m. on the date of Closing. The date on which the Closing occurs is referred to herein as the "Closing Date".

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      2.02. General Procedure. At the Closing, Parent shall make or shall cause
Buyer to make the payments described in Section 3.06 hereof and each party shall deliver to the party entitled to receipt thereof the documents required to be delivered pursuant to Article VIII hereof. The conveyance, transfer, assignment and delivery of: (a) the Assets shall be effected by Sellers' execution and delivery to Buyer of bills of sale and assignments substantially in the form attached hereto as Exhibit A-l (the "Bill of Sale"); (b) the UK Assets shall be effected by Seller's execution and delivery to eFunds UK of bills of sale and assignments substantially in the form attached hereto as Exhibit A-2 (the "UK Asset Bill of Sale"); (c) such other instruments of conveyance, transfer, assignment and delivery as Buyer shall reasonably request to cause Sellers to transfer, convey, assign and deliver the Assets to Buyer and (d) the assignment and assumption of the Assumed Liabilities by Buyer shall be effected by Sellers', Parent's and Buyer's execution of an assignment and assumption agreement substantially in the form attached hereto as Exhibit B (the "Assignment and Assumption Agreement").

                                  ARTICLE VIII

                                 PURCHASE PRICE

      3.01. Amount of Purchase Price. The aggregate consideration to be paid by Buyer for the Assets (the "Purchase Price") shall be (A) an amount equal to Nineteen Million Four Hundred Thousand Dollars ($19,400,000), plus the amount, if any, by which the Final Closing Date Working Capital (as defined in Section 3.05(a)) exceeds Nine Hundred and Seventy Thousand Dollars ($970,000) (the "Target Working Capital") or reduced by the amount, if any, by which the Final Closing Date Working Capital is less than the Target Working Capital, plus (B) the Earn-Out Amount (as defined in Section 3.04), plus (C) the assumption by Buyer of the Assumed Liabilities pursuant to the Assignment and Assumption Agreement.

      3.02. Estimated Purchase Price. At least five business days prior to the Closing Date, Sellers shall deliver to Buyer an estimated consolidated balance sheet (the "Estimated Closing Balance Sheet") for Sellers as of the close of business on the Closing Date (determined on a pro forma basis as though the transactions contemplated by this Agreement had not occurred and in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with the preparation of the Financial Statements (as hereinafter defined). The Estimated Closing Balance Sheet will include a determination of the Estimated Closing Date Working Capital as of the close of business on the Closing Date. The "Estimated Closing Date Working Capital" means the amount equal to (A) the current assets (excluding any current assets to the extent they reflect the Excluded Assets but including any current asset classified as "restricted cash" pursuant to the Comerica Debt to the extent that such cash shall cease to be restricted immediately after the Comerica Debt is paid in full) minus (B) the current liabilities as reflected on the Estimated Closing Balance Sheet (excluding from the current liabilities (1) the Retained Liabilities and (2) the deferred revenues, in each case as reflected in the Estimated Closing Balance Sheet). If Buyer objects to the Estimated Closing Balance Sheet, then the Estimated Closing Date Working Capital at the Closing shall be an amount that Buyer reasonably deems appropriate after consultation with Sellers and sets forth in a written notice delivered to Sellers prior to the Closing Date. "Estimated Purchase Price" means an amount equal to Nineteen Million Four Hundred Thousand Dollars ($ 19,400,000) plus the amount, if any, by which the Estimated Closing Date Working Capital exceeds the Target Working Capital

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or minus the amount, if any, by which the Target Working Capital exceeds the
Estimated Closing Date Working Capital. For further clarity, it is contemplated by the parties that the Estimated Closing Date Working Capital will be calculated in a manner consistent with the example set forth on Schedule 3.02 hereto (which uses the Sellers' balance sheet as of September 30, 2004).

      3.03. Hold-Back.

            (a) General Hold-Back. A portion of the Estimated Purchase Price equal to One Million Nine Hundred and Forty Thousand Dollars ($ 1,940,000) (the "Escrow Amount") to be used to satisfy, in part, Sellers' and Stockholders' indemnification obligations to Buyer Indemnified Persons (as hereinafter defined) pursuant to Article XI of this Agreement will be deposited by Buyer with JPMorgan Chase Bank, N. A. (the "Escrow Agent") to be held in escrow by the Escrow Agent in accordance with the terms of an escrow agreement to be mutually agreed upon by Buyer and Sellers (the "Escrow Agreement"). To the extent the Escrow Amount is not subject to any pending claims and has not been distributed to Buyer or other Buyer Indemnified Persons pursuant to this Agreement or the Escrow Agreement, the Escrow Agreement shall provide that the Escrow Agent shall distribute the Escrow Amount together with interest earned thereon to Sellers on or before the fifth business day following the first anniversary of the Closing Date.

            (b) Contract Hold-Back. An additional portion of the Estimated Purchase Price equal to One Million Seven Hundred and Sixty Thousand Dollars ($1,760,000) (the "Contract Escrow Amount") will be deposited with the Escrow Agent in accordance with the provisions of Schedule 3.03(b) to this Agreement.

      3.04. Earn-Out Payment. As a part of the Purchase Price Parent shall distribute or cause Buyer to distribute an amount not to exceed Eleven Million Dollars ($ 11,000,000) to be determined in the manner described in Schedule 3.04 (the "Earn-Out Amount") to Sellers in accordance with the provisions of Schedule
3.04 to this Agreement.

      3.05. Purchase Price Adjustment.

            (a) Within 90 days after the Closing Date, Buyer shall prepare and deliver to Sellers the proposed final consolidated balance sheet (the "Final Closing Balance Sheet"). The Final Closing Balance Sheet shall be prepared on a pro forma basis as though the transactions contemplated by this Agreement had not occurred and in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements. The Final Closing Balance Sheet will include a determination of the Final Closing Date Working Capital as of the close of business on the Closing Date. The "Final Closing Date Working Capital" means the amount equal to
      (A) current assets (excluding any current assets to the extent they reflect the Excluded Assets but including any current asset classified as "restricted cash" pursuant to the Comerica Debt to the extent that such cash shall cease to be restricted immediately after the Comerica Debt is paid in full) minus (B) the current liabilities as reflected on the Final Closing Balance Sheet (excluding from the current liabilities (1) the Retained Liabilities and (2) the deferred

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

revenues, in each case as reflected in the Final Closing Balance Sheet) on the Closing Date (the "Deferred Revenues").

      (b) Within 30 days after the receipt by Sellers of the Final Closing Balance Sheet, Sellers shall review the Final Closing Balance Sheet and shall deliver to Buyer a written description (the "Objection Notice") of its objections, if any to any item (the "Disputed Items") appearing on the Final Closing Balance Sheet. Buyer and Sellers will attempt in good faith to resolve any Disputed Items. If Buyer and Sellers do not reach a resolution of all Disputed Items within 30 days after Buyer has received the Objection Notice, Buyer and Sellers will engage the chairman of the Technology, Communications and Entertainment practice group leader of Ernst & Young LLP (or his successor or designee) within 10 days to resolve any remaining objections. If Ernst & Young LLP is unavailable, Buyer and Sellers will select a nationally recognized accounting firm by lot (after excluding the regular outside accounting firms of Parent and Sellers). The accounting firm (whether Ernst & Young LLP or a substitute accounting firm selected by lot) will resolve any such objections and determine on a pro forma basis as though the transactions contemplated by this Agreement had not occurred and in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements, the amounts to be included in the Final Closing Balance Sheet and the Final Closing Date Working Capital. The parties will provide the accounting firm, within 10 days of its selection, with a definitive statement of the position of each party with respect to each Disputed Item and will advise the accounting firm that the parties accept the accounting firm as the appropriate person to interpret this Agreement for all purposes relevant to the resolution of the Disputed Items. Buyer will provide the accounting firm access to the books and records of Sellers. The accounting firm will have 30 days to carry out a review of the Disputed Items and prepare a written statement of its determination regarding each Disputed Item. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. Buyer will revise the Final Closing Balance Sheet and the determination of the Final Closing Date Working Capital as appropriate to reflect the resolution of any Disputed Items to the Final Closing Balance Sheet pursuant to this Section 3.05(b).

      (c) If Buyer and Sellers submit any Disputed Items to an accounting firm for resolution as provided in Section 3.05(b), the party whose determination of Final Closing Date Working Capital (calculated based on such party's position regarding the Final Closing Balance Sheet) is furthest from the Final Closing Date Working Capital determined by the accounting firm (based on its resolution of the Disputed Items submitted for determination) will bear its own costs and expenses, the fees and expenses of the accounting firm and the out-of-pocket costs and expenses (including reasonable legal fees and costs) of the other party.

      (d) Within five (5) business days after the date on which the Final Closing Date Working Capital is finally determined pursuant to this Section 3.05:

            (i) If the Final Closing Date Working Capital exceeds the Estimated Closing Date Working Capital, Parent will pay or cause Buyer to pay to Sellers by wire transfer of immediately available funds an amount equal to the amount by

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

      which the Final Closing Date Working Capital exceeds the Estimated Closing Date Working Capital.

            (ii) If the Final Closing Date Working Capital is less than the Estimated Closing Date Working Capital, the Escrow Agent shall release from the Escrow Amount and deliver to Buyer an amount equal to the amount by which the Final Closing Date Working Capital is less than the Estimated Closing Date Working Capital.

      3.06. Manner of Payment of the Estimated Purchase Price. At Closing Parent shall or shall cause Buyer to:

            (a) remit on behalf of Sellers the Fees to the parties owed such amounts by wire transfer according to written instructions as are received by Buyer from Sellers;

            (b) remit on behalf of Sellers the amount of the Comerica Debt outstanding as of the Closing Date by wire transfer according to written instructions as are received by Buyer from Sellers;

            (c) deposit the Escrow Amount with the Escrow Agent as described in
      Section 3.03(a);

            (d) deposit the Contract Escrow Amount with the Escrow Agent as described in Section 3.03(b); and

            (e) pay the portion of the Estimated Purchase Price remaining after the payments and deposits described in Section 3.06(a)-(d) above to the Sellers by wire transfer according to written instructions as are received by Buyer from Sellers.

      3.07. Allocation of Purchase Price. On or before the date the Final Closing Date Working Capital is finally determined pursuant to Section 3.05, then Buyer and Sellers will use commercially reasonable efforts to allocate the Purchase Price (the "Purchase Price Allocation") among the Assets in a mutually agreed upon manner. If Buyer and Sellers are able to mutually agree to the Purchase Price Allocation, such allocation shall be attached as Exhibit C to this Agreement and Buyer and Sellers shall file all tax returns that may be required with respect to the transactions provided for herein pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), any Treasury Regulations promulgated thereunder and any other applicable law or regulation relating to Taxes on a basis that is consistent with such allocation as adjusted to take into account payments pursuant to Sections 3.03, 3.04 and 3.05 and, without duplication, Article XI. Exhibit C shall remain blank if Buyer and Sellers are unable to mutually agree upon the Purchase Price Allocation.

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

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

      Sellers hereby represent and warrant to Buyer that, except as set forth in the Disclosure Schedule delivered by Sellers to Buyer on the date of this Agreement (the "Disclosure Schedule"):

      4.01. Incorporation and Corporate Power. ClearCommerce is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. ClearCommerce UK is a corporation duly incorporated, validly existing and in good standing under the laws of the United Kingdom. Other than ClearCommerce Germany and ClearCommerce UK, ClearCommerce has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture, limited liability company, professional association or other business enterprise. Sellers have not agreed to make nor are obligated to make nor are bound by any written or oral agreement, contract, understanding, negotiable instrument, commitment or undertaking of any nature, in effect as of the date of this Agreement or as may hereafter be in effect, under which any of them may become obligated to make, any future investment in or capital contribution to any other entity. Sellers have all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to carry on the Business as now being conducted and to own, lease, license and operate its Assets. Sellers are qualified as foreign corporations to do business in every jurisdiction in which the nature of the Business or their ownership of property requires any of them to be qualified and in which the failure to be so qualified would have or could reasonably be expected to have a material adverse effect (a "Material Adverse Effect") on the aggregate Assets, or the financial condition, operating results or condition of the Business, together taken as a whole; provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on Sellers: (A) any adverse change that results from or is attributable to conditions affecting the industries in which either of Sellers participate or the United States economy as a whole or (B) any adverse change in the business relationship with either Linkpoint International Inc., First Data Corporation or one of its affiliates or Experian E-Commerce Solutions that results from or is primarily attributable to the public announcement or pendency of the transactions contemplated hereby.

      4.02. Execution Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors and stockholders of each of the Sellers and no other proceedings on their part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Sellers and constitutes the valid and binding obligation of each of the Sellers enforceable in accordance with its terms, except to the extent that such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect reflecting to or affecting creditors' rights generally and (ii) equitable considerations and other limitations on the availability of the remedies of specific performance and injunctive and other forms of equitable relief.

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

      4.3. Authority; No Breach. Each of the Sellers has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby do not conflict with or result in any breach or violation of any of the provisions of or constitute a default (or event which, with notice or lapse of time or both, would constitute a breach or default), or result in the creation of any lien, security interest, charge, mortgage or other encumbrance (collectively, "Liens") on the Assets (except in favor of Buyer or Parent) or require any of the Sellers to obtain any authorization, consent, approval, exemption or other action by or notice to any Governmental Body (as hereinafter defined) under the provisions of the certificates of incorporation or bylaws of Sellers, the Contracts or any indenture, mortgage, lease, loan agreement or other material agreement or instrument by which any of the Sellers or the Assets are bound, or any Governmental Regulation (as hereinafter defined) to which any of the Sellers or the Assets are subject. For purposes of this Agreement, "Governmental Body" means any nation or government, any state, province or other political subdivision thereof and any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of government, including any governmental authority, agency, department, board, commission or instrumentality which has jurisdiction over the Assets or the Business, or any political subdivision thereof or any court, legally constituted tribunal or arbitrator and "Governmental Regulation" means all laws, regulations, ordinances codes, rules, orders, treaties, decrees and other requirements issued, enacted, adopted or promulgated by any Governmental Body having the force of law.

      4.4. Financial Statements. Sellers have delivered to Buyer copies of (i) an unaudited balance sheet (the "Balance Sheet") as of November 30, 2004 (the "Balance Sheet Date"), of Sellers and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows of Sellers for the eleven-month period ended on the Balance Sheet Date (such statements and the Balance Sheet being herein referred to as the "Latest Financial Statements"), and (ii) the unaudited consolidated balance sheet, as of December 31, 2003, the audited consolidated balance sheets, as of December 31, 2002 and December 31, 2001, of Sellers, the unaudited statements of income, stockholders' equity and cash flows, including the notes, of Sellers, for the year ended December 31, 2003 and the audited statements of income, stockholders' equity and cash flows, including the notes, of Sellers, for each of the years ended December 31, 2002 and December 31, 2001 (collectively with the Latest Financial Statements, the "Financial Statements"). The Financial Statements are based upon the information contained in Sellers' books of account, general ledgers, accounts payable and receivable and payroll records, tax returns and supporting schedules (the "Financial Records"). The Financial Statements have been prepared in accordance with GAAP consistently applied during the periods indicated and fairly present in all material respects the financial position, results of operation and cash flows of Sellers at the respective dates and for the respective periods indicated, except that the Latest Financial Statements may not contain all notes and are subject to year end adjustments, none of which will be material to the Business.

      4.05. Absence of Undisclosed Liabilities. None of the Sellers has any liabilities (whether accrued, absolute, fixed or contingent, known or unknown, due or to become due, unliquidated or otherwise, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or

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

based upon transactions or events heretofore occurring, except (i) as reflected in the Balance Sheet, (ii) liabilities which have arisen after the Balance Sheet Date in the ordinary course of business and which will be accurately reflected in the Final Closing Balance Sheet or disclosed in the notes thereto, (iii) liabilities that are Retained Liabilities or (iv) liabilities with respect to the Excluded Assets.

      4.06. No Material Adverse Effect. Since the Balance Sheet Date, no event or circumstance has occurred or developed that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      4.07. Absence of Certain Developments. Since the Balance Sheet Date, none of the Sellers has:

            (a) incurred or become subject to any liability except (i) current liabilities incurred in the ordinary course of the Business and (ii) liabilities under Contracts entered into in the ordinary course of the Business;

            (b) subjected any of the Assets to any Lien except (i) Liens for taxes not yet due and payable, (ii) Liens incurred or deposits made to secure workers' compensation, employment insurance or other social security obligations, surety or appeal bonds when required by law; (iii) Liens granted to a public utility or any Governmental Body when required by such utility or Governmental Body; (iv) any mechanic's, laborer's, materialman's or repairman's statutory or other similar Lien arising in the ordinary course of business or out of the construction, repair or improvement of any assets of Sellers or arising out of the furnishing of materials or supplies therefor, provided that such Liens are related to obligations not due or delinquent, are not registered against title to any of the Assets or in respect of which adequate holdbacks are being maintained as required by applicable law; or (v) any Liens in any personal property granted by Sellers in the ordinary course of business in connection with the lease or purchase of such personal property (the Liens referred to in the foregoing clauses (i) through (v) being hereinafter referred to as "Permitted Liens");

            (c) discharged or satisfied any Lien or paid any liability other than current liabilities paid in the ordinary course of the Business;

            (d) sold, assigned, licensed or otherwise transferred (including, without limitation, transfers to any employees, affiliates or stockholders) any tangible or intangible assets of Sellers or canceled any debts or claims, except in each case, in the ordinary course of the Business;

            (e) sold, assigned, licensed or otherwise transferred any rights in or to the Assets, except in the ordinary course of the Business;

            (f) disclosed to any Person (as hereinafter defined) other than (i) Buyer, (ii)Parent, (iii) professional advisors of Buyer and Sellers and
      (iv) Sellers' officers, directors and stockholders, any proprietary confidential information related to the Business or the

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

      Assets except in the ordinary course of business and pursuant to a written non-disclosure agreement;

            (g) waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of the Business or consistent with past practice;

            (h) other than in the ordinary course of the Business and in accordance with past custom and practice, taken any other action or entered into any other material transaction in connection with the Business with any Insider (as hereinafter defined), other than the transactions contemplated by this Agreement;

            (i) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by Sellers in the Business, whether or not covered by insurance;

            (j) other than as contemplated or required by this Agreement, made any material change in or amendment to or terminated any existing Employee Benefit Plan or adopted any new Employee Benefit Plan or provisioned to do any of the foregoing or made any commitment or incurred any liability to any labor union or employee association;

            (k) terminated the employment of any officer or key employee or received any notice of any impending resignation by any such Person;

            (l) other than advances for business expenses made in the ordinary course of business, made any loans or advances to, or guarantees for the benefit of, any Person or acquired any material assets of any other Person;

            (m) made any modification, waiver, change, amendment, release, rescission, accord and satisfaction or termination of, or with respect to, any term, condition or provision of any Sellers Agreements that could reasonably be expected to have a Material Adverse Effect, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of the Business;

            (n) suffered any labor disputes or disturbances including, without limitation, the filing of any petition or charge of unfair labor practices with the National Labor Relations Board, or like body in any jurisdiction in which the Business is carried on;

            (o) to the knowledge of Sellers, other than adverse changes in relationships that may be incurred as a result of the pendency of this transaction or the transactions contemplated by this Agreement, suffered any adverse change in its relationships with its vendors or customers;

            (p) Except as described in the schedules to this Agreement (i) entered into or modified any employment, severance or similar agreements or arrangements with, or granted any bonuses, salary increases, severance or termination pay to, any Insiders or consultants or (ii) in the case of employees, officers or consultants who earn in excess of

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

      $75,000 per year, taken any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any other increase in employment related benefits;

            (q) disposed of or abandoned any of its Intellectual Property Rights; or

            (r) entered into any contract, agreement, understanding or other commitment to do or undertake to do any of the foregoing (other than this Agreement).

      4.08. Properties.

            (a) None of the Sellers owns any real property. The real property (the "Real Property") demised by the Real Property Leases described in Schedule D constitutes substantially all of the real property used or occupied by Sellers. The Real Property is sufficient for the conduct of the Business as now conducted by Sellers.

            (b) The Real Property Leases and the Personal Property Leases are in full force and effect in all material respects, and, in each case, one of the Sellers holds a valid and existing leasehold interest under each of the Real Property Leases for the term set forth in Schedule D or Schedules C-1 and C-2, as applicable. Sellers have delivered to Buyer complete and accurate copies of each of the Real Property Leases and the Personal Property Leases, and none of the Real Property Leases or Personal Property Leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. None of the Sellers is in default in any material respect, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Real Property Leases or Personal Property Leases. To the knowledge of Sellers, no other party to any of the Real Property Leases or Personal Property Leases is in default thereof.

            (c) Sellers are the owner of all right, title and interest in and to the Assets, including each of the properties and assets reflected on the Balance Sheet or acquired since the Balance Sheet Date, free and clear of all Liens other than Permitted Liens.

            (d) Schedule F sets forth a complete and accurate list of all the Assets which constitute equipment (including computer equipment and related peripherals), machinery, motor vehicles, furniture, fixtures, furnishings and leasehold improvements. All of the buildings, machinery, equipment and other tangible assets used by Sellers in the conduct of the Business are to the knowledge of the Sellers, in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. Sellers own, or lease under valid leases, all machinery, equipment and other tangible Assets necessary for the conduct of the Business.

            (e) The fees payable pursuant to the Regus Business Center Service Agreement, dated December 20, 2004 between ClearCommerce UK and Regus UK Limited will not exceed (pound)80 per day excluding value added taxes and telecommunications and similar connectivity charges.

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

            (f) No Seller is in violation of any applicable zoning ordinance or other Governmental Regulation relating to the Real Property that has resulted or could reasonably be expected to result in a Material Adverse Effect, and no Seller has received any written notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property, except violations of the potential consequences of which have not had and could not reasonably be expected to have a Material Adverse Effect.

      4.09. Tax Matters.

            (a) Sellers and any subsidiary, any affiliated, combined or unitary group of which the Business or any subsidiary is or was a member, any employee benefit plans (as defined in Section 3(3) of ERISA), as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), have: (i) timely filed (or has had timely filed on their behalf) all returns, declarations, reports, estimates, informational returns, statements or other similar tax documentation ("Returns") required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on its Latest Balance Sheet, in accordance with generally accepted accounting principles, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages, and as may be applicable, contract workers and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws, except in the case of each (i), (ii), (iii) and (iv) to the extent that the failure of those representations and warranties to be true would not adversely impact Parent, Buyer, the Assets or Buyer's use of the Assets or operation of the Business.

            (b) There are no liens for Taxes upon any of the Assets, except liens for Taxes not yet due.

            (c) Except to the extent that the failure of these representations and warranties to be true would adversely impact Parent, Buyer, the Assets or Buyer's use of the Assets or operation of the Business, (i) no deficiency for any Taxes has been proposed, asserted or assessed against any Seller or a Tax Affiliate that has not been resolved and paid in full;
      (ii) no waiver, extension or comparable consent given by any Seller or any Tax Affiliate regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending; or (iii) there is no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor has there been any such written notice to any Seller by any Taxing authority regarding any such Tax, audit or other proceeding.

            (d) No Seller or any Tax Affiliate is a party to any agreement, contract or arrangement that would in connection with the transactions contemplated by this Agreement result, separately or in the aggregate, in the payment of any "excess parachute

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

      payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by any Seller or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

            (e) Sellers or their nominee shall comply with Section 6043A of the Code, as added by the American Job Creation Act of 2004.

            (f) Sellers' United States federal employer identification number is 74-2760053.

            (g) No Asset is property that any Seller or any Tax Affiliate is or will be required to treat as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

            (h) Sellers have complied in all material respects with all statutory provisions, rules, regulations, orders and directions in relation to the Business concerning Value Added Tax ("VAT"), PAYE and United Kingdom National Insurance Contributions including the making on time of accurate returns and payments and the proper maintenance and preservation of records, and the Sellers have not been given any penalty, notice or warning regarding the same.

            (i) All documents (other than those which have ceased to have any legal effect) to which a Seller is a party and which relate to the UK Assets and in the enforcement of which the Buyer may be interested, have been duly stamped.

            (j) None of the UK Assets agreed to be sold under this agreement is a capital item, the input tax on which could be subject to adjustment in accordance with the provisions of Part XV of the Value Added Tax Regulations 1995.

            (k) Neither a Seller nor any relevant associate (as defined in paragraph 3(7) of Schedule 10 to the Value Added Tax Act ("VATA")) has elected to waive exemption or will before the Closing Date elect to waive exemption for VAT purposes in relation to the UK Assets.

            (l) None of the UK Assets is a building or engineering work falling within item 1(a) of Group 1 of Schedule 9 to VATA.

            (m) ClearCommerce UK is registered for VAT and is a taxable person for the purposes of the VATA.

            (n) All value added tax payable upon the importation of goods, and all excise duties payable to Customs payable in respect of the Assets, have been paid in full, and none of the Assets is liable to confiscation, forfeiture or distress.

            (o) No Asset will qualify as a long life asset for the purposes of Chapter 10 (long-life assets) of the Capital Allowances Act of 2001.

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

      4.10. Contracts and Commitments.

            (a) Except for this Agreement or as described in the schedules to this Agreement, no Seller is a party to nor are the Assets bound by or subject to any of the following agreements: (i) collective bargaining agreements or contracts with any labor union; (ii) bonus, pension, profit sharing, retirement or other forms of deferred compensation plans, other than as those described in Section 4.15 and the schedules contemplated by
      Section 4.15; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal other than as described in
      Section 4.15 and the schedules contemplated by Section 4.15; (iv) contract for the employment of any officer, employee, contractor or other Person on a full-time or consulting basis or relating to severance pay for any such Person (other than contracts with employees that provide for "at will" employment and do not provide for severance or change of control payments); (v) confidentiality agreement; (vi) agreement or indenture relating to the borrowing of money or placing a Lien on any of the Assets;
      (vii) guaranty of any obligation for borrowed money or otherwise; (viii) lease or agreement under which it is lessee of, or holds or operates any property, real or personal, owned by any other party relating to the Business, other than as described on Schedules C-1 and C-2 or Schedule D;
      (ix) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal relating to the Business extending for a period of time longer than 3 months or involving expenditures by Sellers in the aggregate in excess of $50,000; (x) contract or group of related contracts for the purchase, licensing or sale of products or services (whether as licensor, licensee, buyer or seller);
      (xi) contract which prohibits it from freely engaging in business anywhere in the world; (xii) contract for the distribution of any of the Products (as hereinafter defined) of the Business (including any distributor, master distributor, sales representative, agency, value-added resellers, sales and original equipment manufacturer contract); (xiii) franchise agreement; (xiv) license agreement or agreement providing for the payment or receipt of royalties or other compensation by or to Sellers, including any contract related to Licensed-In Intellectual Property Rights or Owned Intellectual Property Rights; (xv) contract or commitment for capital expenditures with respect to the Business after the date of this Agreement; (xvi) agreement for the sale of any capital asset; or (xvii) other agreement (not covered by (i) through (xvi) above) which (X) (A) does not relate solely to the equity or debt capital structure of a Seller or (B) does not solely relate to an equity or debt financing of a Seller, and (Y) is either material to the Business or was not entered into in the ordinary course of the Business.

            (b) Sellers are currently performing or have performed all obligations required to be performed by them in connection with the Contracts, Personal Property Leases and Real Property Leases described on Schedules B, C-1, C-2 and D, respectively (collectively, the "Seller Agreements") and no Seller is in receipt of any claim of breach or default under any of the Seller Agreements. No Seller has any present expectation or intention of not fully performing any obligation pursuant to any of the Seller Agreements, except as a result of the consummation of the transactions contemplated by this Agreement. No Seller has any knowledge of any breach or anticipated breach by any other party to any of the Seller Agreements. All amounts which are due and owing to any Seller under Seller Agreements with customers, distributors and sales representatives

                                                                 EXECUTION DRAFT

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

      have been paid to such Seller, except for accounts receivable incurred in the ordinary course of business or as reflected in the Financial Statements. No Seller is in breach of its obligations under any of the Seller Agreements and no Seller anticipates breaching any of its obligations under the Seller Agreements.

            (c) Prior to the date of this Agreement, Buyer has been supplied with a true and correct copy of all of the Seller Agreements that are in writing and a written description of all of the Seller Agreements that are oral, together with all amendments, waivers or other changes thereto. Except as set forth in Schedule H, no consent, waiver, approval or authorization is necessary or required to be obtained by any Seller to assign or transfer any Seller Agreement or the Assets to Buyer.

            (d) Schedule I(i) contains a complete and correct listing of all of the distributors and sales representatives of Sellers. Such listing states the amount of revenue derived by Sellers from each such relationship during the twelve-month period ending on the Closing Date. Schedule I(ii) contains a complete and correct listing of all of the customers of Seller. Such listing indicates whether such customers are permitted to use source code, which source code is available to each customer and the uses permitted of such source code, whether such customer has purchased support services and which Person is obligated to perform such support services and the amount of revenue derived by Sellers from each such relationship during the nine-month period ending on September 30, 2004, Schedule I(iii) contains a complete and correct listing of all Persons who are the beneficiaries of any most-favored-customer pricing (or agreements with similar effect) applicable to Products offered by Sellers. Schedule I(iv) also contains a complete and correct listing of any Persons who have the exclusive right to sell, license or otherwise distribute Products in any geographic region.

      4.11. Intellectual Property Rights.

            (a) Certain Intellectual Property Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

                  (i) "Intellectual Property Rights" means all (A) rights in patents and patentable subject matter, whether or not the subject of an application, (B) rights in trademarks, service marks, names, trade names, trade dress, logos, slogans, symbols and other designators of origin, registered or unregistered, (C) rights in copyrightable subject matter including without limitation Software, data bases, website content, manuals and all forms of associated documentation therefor and protectable designs, registered or unregistered, (D) trade secrets and other proprietary non-public information, (E) rights in Internet domain names, uniform resource locators and e-mail addresses, (F) rights in semiconductor topographies (mask works), registered or unregistered, (G) know-how,
            (H) all rights in technical data, proprietary processes, drawings, work-in-progress, research and development, (I) all applications for any of the foregoing, registrations thereof and all renewals or extensions of such applications and registrations, and (J) all other intellectual and proprietary rights of every kind and nature and however designated, whether arising by operation of Governmental Regulation, Contract,

                                                                 EXECUTION DRAFT

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

            license or otherwise, and the right to prosecute past infringements of any such rights.

                  (ii) "Licensed-In Intellectual Property Rights" means
            Third-Party Intellectual Property Rights used or held for use by any Seller with the permission of the owner.

                  (iii) "Owned" Intellectual Property Rights" means Registered
            Intellectual Property Rights and Intellectual Property Rights owned by any Seller.

                  (iv) "Person" means any individual, corporation (including any non profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Body or other entity.

                  (v) "Products" means the services and Software products which are or have been sold or licensed by any Seller, or any combination of the foregoing, as part of the product offerings of the Business.

                  (vi) "Registered Intellectual Property Rights" means
            Intellectual Property Rights that are the subject of a pending application or an issued patent, trademark, copyright, design right or other similar registration formalizing exclusive rights.

                  (vii) "Software" means computer programs (including without limitation source code, object code, on-line files, testing materials, development, debugging and quality assurance tools, testing suites, reports, etc.), which may include copyrightable and/or patentable subject matter and/or trade secrets.

                  (viii) "Third-Party Intellectual Property Rights" means
            Intellectual Property Rights in which a Person other than one of the Sellers has any ownership interest.

            (b) Schedule J(i) lists and describes all Owned Intellectual Property Rights, which are either Registered Intellectual Property Rights or are the following non-Registered Intellectual Property Rights: (i) trademarks, service marks, names, trade names, trade dress, logos, slogans and symbols; (ii) Internet domain names; (iii) Software and (iv) Products. Schedule J(ii) lists all Contracts relating to Licensed-In Intellectual Property Rights other than Software. To the extent there is no written Contract covering a Licensed-In Intellectual Property Right, Schedule J(ii) lists the licensor. Schedule J(iii) lists all Contracts relating to Licensed-In Intellectual Property Rights that are Software. To the extent there is no written Contract covering any such Software, Schedule J(iii) lists the licensor and describes the Software so licensed.

            (c) The Owned Intellectual Property Rights and the Licensed-In Intellectual Property Rights constitute all of the Intellectual Property Rights necessary to conduct the Business as now conducted or presently proposed by Sellers to be conducted.

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

            (d) Sellers own all right, title and interest in the Owned Intellectual Property Rights free and clear of all Liens (including royalty or other payments), except for those licenses of the Owned Intellectual Property Rights to Persons other than Sellers, and payments for use of the Owned Intellectual Property Rights and other Liens listed on Schedule J(iv). Sellers are the official and sole owners of record of all of their Registered Intellectual Property Rights. To the knowledge of Sellers, no Owned Intellectual Property Right is infringed by any Person. No Seller has granted a license to any of the Owned Intellectual Property Rights or the Licensed-In Intellectual Property Rights except as specified on Schedule J(iv), and no Seller has granted an exclusive license to any of the Owned Intellectual Property Rights or the Licensed-In Intellectual Property Rights except as set forth on Schedule J(iv). All current and former personnel, including employees and independent contractors, who have contributed to or participated in the conception or development, or both, of the Owned Intellectual Property Rights on behalf of a Seller (1) have been a party to "work-for-hire" or "works made in the course of employment" arrangements or agreements with such Seller in accordance with all applicable Governmental Regulations that has accorded such Seller full, effective, exclusive and original ownership of all intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of such Seller as assignee, that have conveyed to such Seller effective and exclusive ownership of all intangible property arising thereby. No current or former employee or independent contractor of any Seller has any claim whatsoever with respect to any Owned Intellectual Property Rights of Sellers.

            (e) All Owned Intellectual Property Rights are valid and enforceable, and no Seller has knowledge of facts showing, nor has any Seller received any written notice from any Person asserting, that any Owned Intellectual Property Right is invalid or not enforceable. All Owned Intellectual Property Rights that are Registered Intellectual Property Rights are in full force and effect, and all actions due prior to the Closing Date or within thirty (30) days thereafter that are required to keep such rights pending or in effect, including payment of filing, examination, annuity, and maintenance fees and filing of renewals, statements of use or working, affidavits of incontestability and other similar actions, have been taken, and no such Registered Intellectual Property Right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such rights. Seller has used commercially reasonable efforts to mark all Products covered by Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights that are Registered Intellectual Property Rights with the appropriate patent, trademark or other proprietary rights markings that are required to enforce such Intellectual Property Rights.

            (f) The documentation relating to all source codes of Sellers' products is current, accurate and sufficient in detail and content to identify and explain such source codes and to allow a person of reasonable skill in the art to fully and properly use such source codes without reliance on the knowledge or memory of any individual. Schedule J(vi) contains a complete and correct listing of all of the Persons other than Sellers' current and former employees and contractors who have been provided with any source code for Products or who are the beneficiaries of any source code escrow

                                                                 EXECUTION DRAFT

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

      arrangements, and a description specifying the use to which the licensee of the source code of the Products can make of such source code. Wherever a Seller has granted a Person the right to modify source code or object code which code is Owned Intellectual Property Rights, such Seller owns the resultant modifications to the code, except as described in Schedule J(vi). Reasonable precautions have been taken to protect the secrecy, confidentiality and value of the source codes for Products including, without limitation, (i) the implementation and enforcement of policies requiring each current and former employee or independent contractor that has, or has had, access to source codes to execute agreements that protect the confidentiality of, and Sellers' proprietary rights in and to, such source codes, and each current and former employee and independent contractor of Sellers has executed such an agreement, and (ii) the enforcement of the Contracts identified in Schedule J(vi). To the knowledge of Sellers, there has been no breach or other violation of such proprietary information and confidentiality agreements, except as disclosed in Schedule J(vi). Sellers have an unqualified right to use all trade secrets and other proprietary information currently used in the Business (and have an unqualified right to use all proprietary information currently used in the Business), subject to any Contract relating to Licensed-In Intellectual Property Rights. Sellers have no knowledge that
      (i) any purported trade secrets or other proprietary information of any Seller are part of the public knowledge or literature or (ii) that any trade secret or other proprietary information has been used, divulged or appropriated either for the benefit of any Person other than Sellers or to the detriment of Sellers.

            (g) No Seller has unreasonably taken action, or unreasonably failed to take an action, that might have the effect of estopping or otherwise limiting its right to enforce the Owned Intellectual Property Rights against any Person.

            (h) No Seller has a present expectation or intention of not fully performing any obligation pursuant to any Contract relating to Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights, and to the knowledge of Sellers there is no breach, anticipated breach or default by any other party to any such Contract. To the knowledge of Sellers after inquiry of Sellers' client service personnel, there are no renegotiations of, written demands for or outstanding rights to renegotiate any Contract involving $100,000 or more relating to Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights. Each Contract relating to Owned Intellectual Property Rights or Licensed-In Intellectual Property Rights has been made fully available to Buyer except where otherwise indicated by a Seller.

            (i) Each Contract for Licensed-In Intellectual Property Rights for which a Seller has an exclusive right is in full force and effect. To the knowledge of Sellers, no Licensed-In Intellectual Property Right that is a Registered Intellectual Property Right and for which any Seller has an exclusive right is the subject of any interference, opposition, cancellation, nullity, re-examination or other proceeding placing in question the validity or scope of such right.

            (j) No Seller has received any written notice of infringement, misappropriation or violation of any Third-Party Intellectual Property Right by such Seller or by any licensor of any Licensed-In Intellectual Property Rights. To the

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

      knowledge of Sellers, Sellers' use of Owned Intellectual Property Rights in the Business has not and does not infringe, misappropriate or violate any Third-Party Intellectual Property Right within the definition of Intellectual Property Rights. To the knowledge of the Sellers, Sellers' use of Licensed-In Intellectual Property in the Business has not and does not infringe, misappropriate or violate any Third-Party Intellectual Property Right. To the knowledge of Sellers, no infringement, misappropriation or violation by Sellers of any Third-Party Intellectual Property Right, has occurred or will occur as a result of (i) the use, sale or other commercialization of the Products or services currently being, or previously, sold or otherwise commercialized by Sellers; or (ii) the conduct of the Business as now conducted by Sellers.

            (k) All Software included within the Licensed-In Intellectual Property Rights that is used by Sellers or is present at any facilities or on any equipment of Sellers is subject to a current license agreement that covers such use of the Software in the Business, as presently conducted. Following the Closing, Buyer will have sufficient rights to all necessary Software to operate the Business. Sellers are not in breach of any license to, or license of, any such Software.

            (l) The Products are free of any undisclosed program routine, device, or other feature, including, without limitation, a time bomb, software lock, drop-dead device, or malicious logic or, as of the time of each delivery, any virus, worm or trojan horse, that is designed to delete, disable, deactivate, interfere with, or otherwise harm them (a "Disabling Code"), and to the knowledge of Sellers, free of any virus or other intentionally created, undocumented contaminant, that may, or may be used to, access, modify, delete, damage or disable any hardware, system or data or that may result in damage thereto (a "Contaminant"). The components obtained from third party suppliers are, to the knowledge of Sellers, free of any Disabling Codes or Contaminants. To the knowledge of Sellers, the hardware, systems and data used by Sellers are free from Disabling Codes and Contaminants. Sellers have in place appropriate disaster recovery plans, procedures and facilities and have taken all reasonable steps to safeguard their hardware, systems and data and restrict unauthorized access thereto.

            (m) Schedule J(vii) sets forth a description of the physical location of the computer server that is currently hosting the Internet websites used in connection with the Business. Such server is validly owned or a portion is validly leased by Seller and forms part of the Assets. Schedule J(vii) additionally sets forth (i) the name and IP address of the Internet websites homepage, (ii) when the domain registration was granted and (iii) the date the next registration payment is due.

      4.12. Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to Sellers' knowledge, threatened against any Seller or brought by any Seller against others, at law or in equity, before or by any Governmental Body and there is no basis known to Sellers which Sellers reasonably believe would make any of the foregoing more likely than not.

      4.13. Warranties. No Seller has received written notice of any claims outstanding, pending or, to the knowledge of Sellers, threatened for breach of any warranty or maintenance or support obligations relating to any Products of the Business sold or licensed by any Seller prior

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

to the date of this Agreement. The description of Sellers' Product and services warranties set forth in the Disclosure Schedule under the caption referencing this Section 4.13 is correct and complete in all material respects. No Seller is aware of any material warranty claims made or to be made against any Products sold or licensed prior to the Balance Sheet Date.

      4.14. Employees. There is not pending or, to the knowledge of Sellers, threatened any labor dispute, strike or work stoppage against the Sellers which may interfere with the continued operation of the Business. Neither the Sellers nor any representative or employee of the Sellers has committed any unfair labor practices in connection with the operation of the Business, and there is not pending or threatened any charge or complaint against the Sellers by the National Labor Relations Board or any comparable agency. The Sellers are not, and, to the knowledge of the Sellers, will not become, liable for any retroactive workers' compensation insurance premiums or retroactive unemployment compensation experience ratings or charges in connection with the operation of the Business relating to the period of time prior to the date of this Agreement.

      To the knowledge of Sellers, no employee or consultant to any Seller is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee or consultant to carry out fully all of their activities in furtherance of the Business. Except as described in the Disclosure Schedule or the other schedules in this Agreement, no employee employed in the Business has any agreement as to length of notice or severance payment required to terminate his or her employment, including on change of control, other than such as results by law from the employment of an employee without an agreement as to notice or severance. Sellers have previously provided Buyer with a current list of each employee or consultant to and contractor for Sellers and to the extent permitted by applicable privacy laws, the name, position, title, remuneration, bonus plan, (including any terms requiring salary, bonus or remuneration increases), bonus commissions, benefits, date of employment or retention of each such person, status as full-time or part-time, accrued (but unused) vacation pay, and if absent from work, the reason for such absence and return to work date, if known, and country of residence. Each present employee, consultant and contractor of, to or for Sellers has, or prior to the Closing will have, executed and delivered to Sellers a proprietary information agreement, true and correct copies of which have been delivered to Buyer prior to the Closing.

      4.15. Employee Benefit Plans.

            (a) Schedule K-1 contains a list of every benefit plan, program, agreement or arrangement maintained, contributed to, or provided by Sellers or any affiliate or Subsidiary thereof for the benefit of any of the employees of the Business or their dependants or beneficiaries (the "Employee Benefit Plans") including all bonus, deferred compensation, incentive compensation, share purchase, share option, stock appreciation, phantom stock, savings, profit sharing, severance or termination pay, sick leave, health or other medical, life, disability or other insurance (whether insured or self-insured), supplementary unemployment benefits, retirement and supplementary retirement plans, programs, agreements and arrangements.

                                                                 EXECUTION DRAFT

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

            (b) Schedule K-2 contains a list of all compensation policies and practices of Sellers ("Compensation Policies"), including vacation applicable to employees of Sellers.

            (c) Sellers have delivered to Buyer true, complete and up-to-date copies of all Employee Benefit Plans and Compensation Policies and all amendments thereto.

            (d) No fact, condition or circumstance exists that would materially affect the information contained in the documents provided pursuant to this Section 4.15 and, in particular, no promises or commitments have been made by any Seller to amend any Employee Benefit Plan or Compensation Policy.

            (e) Except as disclosed on the Disclosure Schedule, all Employee Benefit Plans are duly registered where required by any Governmental Regulation (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status) and are in compliance with all Governmental Regulations.

            (f) Except as disclosed on the Disclosure Schedule:

                  (i) Each Employee Benefit Plan, and its operation and
            administration, is in compliance with all applicable Governmental Regulations, including the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. No Seller has any liabilities or obligations with respect to any of the Employee Benefit Plans, that are not funded, insured or accrued in accordance with GAAP. The group health plans, as defined in Section 4980B(g) of the Code, that benefit employees of Sellers are in compliance with the continuation coverage requirements of Section 4980B of the Code. There are no outstanding violations of Section 4980B of the Code with respect to any Employee Benefit Plan, covered employees or qualified beneficiaries.

                  (ii) No Seller contributes or has ever contributed to any
            multi-employer plan, as defined in Section 3(37) of ERISA. No Seller has any actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. No Seller has any actual or potential liability to provide coverage for death or medical benefits after separation from employment, other than health care continuation benefits described in Section 4980B of the Code or similar statute.

                  (iii) None of Sellers, or any of Sellers' directors, officers, employees or other "fiduciaries," as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to any Employee Benefit Plan.

                  (iv) There has been no occurrence or development that has, and the consummation of the transactions contemplated by this Agreement will not, subject Buyer, Buyer's subsidiaries or any of their respective directors, officers or

                                                                 EXECUTION DRAFT
            employees to any liability with respect to Sellers' Employee Benefit Plans under ERISA or any other Governmental Regulation.

            (g) None of the Employee Benefit Plans (other than pension plans) provide coverage for benefits beyond retirement or other termination of service to employees or their beneficiaries or dependants.

            (h) All contributions or premiums required to be paid by Sellers under the terms of each Employee Benefit Plan or by law have been made in accordance with applicable laws and the terms of the employee benefit plans.

      4.16. ClearCommerce UK Remuneration and Employees. This Section 4.16 only applies to ClearCommerce UK's business operations. To the extent that there is a conflict between this section and the other provisions of Article IV, this section shall control as to matters relating to ClearCommerce UK. ClearCommerce UK has not incurred any liabilities outside the ordinary course, except where such liabilities shall have no effect on the Buyer, the Assets or the Assumed Liabilities. For purposes of this Section 4.16, obligations, other than salary, commissions and other benefits paid in the ordinary course, arising as a result of any individual's employment or its termination occurring prior to the Closing, including severance payment obligations, do not constitute liabilities arising in the ordinary course of the business. Except for accrued compensation and benefits, there are no amounts owing to any present or former officers or employees of ClearCommerce UK in respect of the Business, none of them is entitled to accrued holiday pay other than in respect of the Business's current holiday year and there are no amounts owing by any of the Proposed Transferred Employees to ClearCommerce UK. Other than as already disclosed in full to the Parent or Buyer, there are not in existence any material contracts or arrangements of whatsoever kind (whether legally enforceable or not) between the Seller and any existing or former employees, including (without limitation) contracts or arrangements for any benefit or payments of any nature to or for the benefit of any existing or former employees or any of their" dependants.

      4.17. Affiliate Transactions. No officer or director of any Seller or, to Sellers' knowledge, any key employee of any Seller nor any member of the immediate family of any officer, director or key employee of any Seller (collectively, "Insiders") has any agreement with any Seller or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the Business (other than ownership of capital stock and derivative securities of Sellers). To the knowledge of Sellers, none of the Insiders (other than directors that are nominees of any of the Stockholders) has any direct or indirect interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such Persons) in any supplier or customer of Sellers or in any Person from whom or to whom Sellers lease any property, or in any other Person with whom Sellers transact business of any nature. For purposes of this Section 4.17, the members of the immediate family of an officer, director or key employee shall consist of their parents, spouse, siblings and children.

      4.18. Customers and Suppliers. Schedule I(ii) contains a complete listing of all of the projects and currently active end-user customers or clients of the Business. No current customer with annual revenues to Sellers in excess of $100,000 ("Material Customers") or supplier of the

                                                                 EXECUTION DRAFT

Business has indicated that it will or intends to stop or decrease by a significant amount the amount of business done with the Business. Sellers are not aware of any event, happening or fact, which would lead it to believe that any such customer will not consent to the transfer of Sellers' rights under the Contracts between Sellers and such customers to Buyer. Sellers consider their commercial relationships with their Material Customers to be reasonably good.

      4.19. Compliance with Laws; Permits.

            (a) Each Seller is in compliance in all material respects with all Governmental Regulations which affect the Business, the Assets, or the Real Property, and to which such Seller may be subject, and to Sellers' knowledge no claims have been filed against any Seller alleging a violation of any such Governmental Regulations. Sellers have no knowledge of any action, pending or threatened, to change the zoning or building ordinances or any other Governmental Regulations affecting the Assets, the Real Property or the Business. No Seller is relying on any exemption from or deferral of any Governmental Regulation that would not be available to Buyer after it acquires the Assets and the Real Property Leases.

            (b) The Permits (including permits granted under or pursuant to any Environmental, Health and Safety Laws (as hereinafter defined)) constitute all of the material orders, permits, approvals, waivers, licenses or similar authorizations of Governmental Bodies necessary for Sellers to conduct the Business or own and operate the Assets. A true, correct and complete list of all of the Permits is set forth in Schedule E and Schedule G. Sellers have conducted the Business in compliance with all material terms and conditions of the Permits. Each Permit is valid, subsisting and in good standing, no Seller is in default of or breach of any Permit and to the knowledge of Sellers, no proceeding is pending or threatened to revoke or limit any Permit. All Permits are assignable to Buyer and renewable by their terms or in the ordinary course of business without the need for any Seller or Buyer to comply with any special rules or procedures, agree to any materially different terms or conditions or pay any amounts other than routine filing fees. Sellers do not have any knowledge of any fact that would result in any Permits being revoked, lapsing, or otherwise being subject to modification upon or following the consummation of the transactions contemplated hereby.

      4.20. Environmental Matters.

            (a) For purposes of this Agreement, the following terms have the following meanings:

                  "Environmental, Health and Safety Laws" means any and all
            Governmental Regulations, relating to, or imposing liability or standards of conduct relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), public health and safety, or employee or occupational health and safety, concerning any Hazardous Materials or Extremely Hazardous Substances, as such terms are defined herein or as defined under any such Governmental Regulations.

                                                                 EXECUTION DRAFT

                  "Extremely Hazardous Substance" means a substance on the list described in Section 302 (42 U.S.C. Section 11002(a)(2)) of the Emergency ERISA Planning and Community Right to Know Act, 42 U.S.C.
            Section 11001 et seq., as amended.

                  "Hazardous Material" means any material or substance that, whether by its nature or use, is now or hereafter defined as a pollutant, dangerous substance, toxic substance, hazardous waste, hazardous material, hazardous substance or contaminant under any Environmental, Health and Safety Laws.

            (b) Sellers' operation of the Business is in compliance in all material respects with, and no Seller is in violation of, any Environmental, Health and Safety Laws and no notice of violation of any Environmental, Health and Safety Laws has been received by any Seller, nor, to the knowledge of Sellers, is any such notice threatened.

            (c) To the knowledge of Sellers, (i) no Extremely Hazardous Substance or Hazardous Material has been generated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, discharged or released on, under or about any part of any real property, which any Seller has held at any time in the past or currently holds (the "Real Property Holdings"), other than in material compliance with all applicable Environmental, Health and Safety Laws, (ii) the buildings and improvements located on Real Property Holdings do not contain friable asbestos, urea, formaldehyde, radon at levels above natural background, polychlorinated biphenyls (PCBs) or pesticides and
      (iii) no aboveground or underground storage or fuel tanks are located on, under or about the Real Property Holdings, or have been located on, under or about the Real Property Holdings and then subsequently been removed or filled other than in material compliance with all applicable Environmental, Health and Safety Laws.

            (d) No expenditure will be required following the Closing in order for Buyer to comply with any Environmental, Health and Safety Laws in connection with the operation or continued operation of the Business on the Real Property Holdings in a manner consistent with the current operation thereof by Sellers.

            (e) Each Seller, on behalf of itself and its successors and assigns, hereby waives, releases and agrees not to bring any claim, demand, cause of action or proceeding, including without limitation any cost recovery action, against Buyer under any Environmental, Health and Safety Laws in connection with Buyer's purchase, ownership or operation of the Business, the Assets or the Real Property.

      4.21. Returns and Complaints. During the one year period preceding the Closing Date, no Seller has received any customer complaints, other than in the ordinary course of the Business, concerning the Products supplied by the Business. No customer of any Seller has requested a refund of any material amounts paid by it to such Seller in the two-year period preceding the Closing Date.

      4.22. Brokerage. Except for fees payable to Portico Holdings LLC, pursuant to an engagement letter dated August 16, 2004, no third party shall be entitled to receive any

                                                                 EXECUTION DRAFT
brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Sellers. Subject to Parent's and Buyer's compliance with Section 3.06 of this Agreement, all of the fees owed to Portico Holdings LLC shall be the sole and exclusive liability of Sellers.

      4.23. Bank Debt and Debentures. Except for the Liens securing ClearCommerce's indebtedness to Comerica Bank (the "Comerica Debt") pursuant to that certain Loan and Security Agreement by and between Imperial Bank and Sellers dated September 18, 2000, as amended, and the Forbearance Agreement by and between ClearCommerce and Comerica Bank, successor in interest to Imperial Bank, dated as of November 21, 2001, as amended, there are no other Liens on the Assets other than Permitted Liens. Other than the Comerica Debt, no Seller has any obligation or liability, whether absolute or contingent, in respect of any money borrowed.

      4.24. Required Authorizations. There is no requirement on any Seller to make any filing with, give any notice to, or obtain any order, permit, approval, waiver, license or similar authorization (collectively, an "Authorization") of, any Governmental Body as a condition to the lawful completion of the transactions contemplated by this Agreement.

      4.25. Bad Debt Reserves. Sellers' bad debt reserves are sufficient to cover the Business's anticipated bad debts, and Sellers are not aware of any circumstances which currently exist or may arise that would cause such reserves to be insufficient.

                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

      Parent and Buyer hereby represent and warrant to Sellers that:

      5.01. Incorporation and Corporate Power. U.S. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. eFunds UK is a corporation duly incorporated, validly existing and in good standing under the laws of the United Kingdom, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

      5.02. Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer and Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on their part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and Parent and constitutes the valid and binding obligation of Buyer and Parent, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by (i)

                                                                 EXECUTION DRAFT
bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect reflecting to or affecting creditors' rights generally and (ii) equitable considerations and other limitations on the availability of the remedies of specific performance and injunctive relief.

      5.03. No Breach. Buyer and Parent have the requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement by Parent and Buyer and the consummation by Parent and Buyer of the transactions contemplated hereby do not conflict with or result in any breach or violation of any of the provisions of or constitute a default under (or event which, with notice or lapse of time or both, would constitute a breach or default), result in the creation of any Lien upon any assets of either Buyer or Parent, or require any authorization, consent, approval, exemption or other action by or notice to any Governmental Body, under the provisions of the articles of incorporation or bylaws or other organizational documents of Buyer or Parent or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Buyer or Parent is bound or affected, or any Governmental Regulation to which Buyer or Parent is subject.

      5.04. Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of either Buyer or Parent.

      5.05. Sufficient Funds. Parent will have at the Closing sufficient cash or cash-equivalent funds to consummate the transactions, including paying or causing Buyer to pay the amounts required under this Agreement to acquire the Assets.

                                   ARTICLE VI

                              COVENANTS OF SELLERS

      6.01. Conduct of the Business. Sellers agree to observe each item set forth in this Section 6.01 and agree that, from the date of this Agreement until the Closing Date, unless otherwise consented to by Buyer in writing, which shall not be unreasonably withheld:

            (a) The Business shall be conducted only in, and Sellers shall not take any action except in, the ordinary course of the Business, on commercially reasonable terms and in accordance in all material respects with all applicable Governmental Regulations and Sellers' past custom and practice. Without limiting the generality of the foregoing, Sellers shall not perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of Section 4.07.

            (b) Sellers shall not, directly or indirectly, do or permit to occur any of the following insofar as they relate to the Business or the Assets:
      (i) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any other Person or equity interest in or material assets of any other Person; (ii) accelerate or otherwise modify its practices with respect to the collection of accounts receivable or its billing arrangements; or (iii) delay or otherwise modify its practices with respect to the payment

                                                                 EXECUTION DRAFT
      of accounts payable or trade or other obligations; or (iv) enter into or propose to enter into any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 6.01(b);

            (c) Sellers shall use commercially reasonable efforts to (i) preserve intact its organization and the Goodwill of the Business, (ii) keep available the services of its officers and key employees as a group and maintain satisfactory relationships with its licensors, suppliers, distributors, customers and others having business relationships with it consistent with prudent business practices, (iii) update representatives of Buyer from time to time regarding the general status of its ongoing operations and the Business, (iv) notify Buyer of any emergency or other material change in the normal course of the Business and of any complaints outside of the ordinary course of business or investigations threatened or commenced against it (or communications indicating that the same may be contemplated by any Person); (v) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing, except where such failure to be true would not reasonably be expected to have a Material Adverse Effect; and (vi) promptly notify Buyer in writing if Sellers shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue, except where such failure to be true would not reasonably be expected to have a Material Adverse Effect.

            (d) Sellers shall file any tax returns, elections or information statements with respect to any liabilities for Taxes of Sellers or other matters relating to Taxes of Sellers which affect the Assets and which pursuant to applicable law must be filed prior to the Closing Date. If Sellers amend any previously filed tax return in any manner that would adversely affect or create any liability of Buyer for any Taxes, Sellers shall indemnify Buyer pursuant to the provisions of Article XI of this Agreement.

      6.02. Conduct related to Contract Hold-Back. Sellers shall not execute any renewal or extension of the agreement described in Schedule 3.03(b) (or enter into any substitute of such agreement) as described in Schedule 3.03(b) prior to the Closing Date without obtaining the prior written consent of the Buyer, which shall not be withheld unreasonably.

      6.03. Access to Books and Records. Sellers shall afford to Buyer and its authorized representatives full access at all reasonable times and upon reasonable notice to its respective offices, properties, financial and other records, officers and employees and shall otherwise provide such assistance as is reasonably requested by Buyer.

      6.04. Conditions. Sellers shall take all commercially reasonable actions necessary to cause the conditions set forth in Section 8.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof. Sellers undertake to use commercially reasonable efforts to obtain prior to the Closing Date the consents described in
Section 8.01(d).

      6.05. Exclusive Dealings. Until January 31, 2005, Sellers and the Stockholders agree not to, directly or indirectly, solicit, initiate or encourage the submission of any proposal or offer

                                                                 EXECUTION DRAFT
from any third Person (including any of Sellers' officers, employees or contractors) relating to (i) any acquisition, license (other than object code) or purchase of all or a material portion of the Assets or the Business outside the ordinary course of business, (ii) the acquisition of any equity interest in Sellers or any of its subsidiaries or (iii) any merger, consolidation, joint venture or partnership or other similar transaction or business combination or acquisition involving Sellers or its subsidiaries or, unless the Board of Directors of ClearCommerce determines in good faith after consultation with outside counsel that it would be a violation of its fiduciary duty for failure to do so, participate in any negotiations regarding, furnish to any other Person any information with respect to or otherwise cooperate in any way with any effort or attempt by any other Person to do or seek to do any of the foregoing. Sellers shall promptly notify Buyer if any such proposal or offer, or any inquiry from or contact with any Person with respect thereto, is made and shall promptly provide Buyer with such information regarding such proposal, offer, inquiry or contact as Buyer may request.

      6.06. Preparation of Books and Records. Sellers agree that they will continue to retain their outside accountants to assist with the preparation of Sellers' books and records for preparation of the Final Closing Balance Sheet. The fees payable to such accountants in connection with rendering such assistance shall be paid by Sellers to the extent the same are not reflected as current liabilities in the Estimated Closing Balance Sheet (in which event they will be paid by Buyer following the Closing).

      6.07. Employment Agreements. Sellers agree to use commercially reasonable efforts to cause the Proposed Transferred Employees to execute Buyer's standard employment documents. Sellers agree to use commercially reasonable efforts to cause the individuals identified on Schedule 6.07 to sign noncompetition agreements with Seller in substantially the form provided by Buyer to Sellers prior to the execution of this Agreement.

      6.08. Stockholders Agreements. Each of the Stockholders agrees (i) not to sell, assign, transfer or otherwise dispose of its shares in Sellers, or any interest therein, pending the Closing and (ii) to enter into a proxy agreement in a form substantially similar to Exhibit D to this Agreement, whereby each such Stockholder shall grant its agent the authority to vote its shares in favor of the transactions contemplated hereby and in opposition to any transaction or proposed transaction that would constitute a violation of the covenants set forth in Section 6.05.

                                   ARTICLE VII

                          COVENANTS OF PARENT AND BUYER

      Parent and Buyer covenant and agree with Sellers as follows:

      7.01. Conditions. Parent and Buyer shall take all commercially reasonable actions necessary to cause the conditions set forth in Section 8.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof.

      7.02. Conduct of Business After Closing.

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

            (a) Following the Closing, Parent shall cause Buyer and its successors to conduct the Business in a manner consistent with prudent business practices and to maintain books and records with respect to the Business in a manner that is reasonably sufficient to permit the calculation of the Revenues of the Business upon which the Earn-Out Amount is to be based.

            (b) Each of the parties acknowledges that earning the Earn-Out Amount will require effort on the part of Buyer and that the success of Buyer can be affected, both positively and negatively, by a wide variety of factors, including factors that are within Buyer's control, factors that are within the control of Parent and external factors that are not within the control of Buyer or Parent In order to ensure that the Sellers are afforded full opportunity to receive the Earn-Out Amount, in a manner consistent with Parent's and all of its stockholders' best interests (provided that earning, accounting for, or payment of the Earn-Out Amount shall not be deemed against Parent's or its stockholders' interests), Parent and Buyer hereby expressly agree that, after the Closing Date and during the period commencing on the Closing Date and ending December 31,2005: (i) Parent shall not and shall cause Buyer not to discontinue the Business, (ii) Parent shall provide to Buyer, and Buyer shall expend a reasonable amount of resources, qualified personnel and support to allow Buyer to have a reasonable opportunity to achieve the revenue targets required to earn the Earn-Out Amount pursuant to Section 3.04 and Schedule 3.04, and (iii) Parent shall not take, and shall not cause Buyer to take, directly or indirectly, any action that would circumvent the purpose or intent of the Earn-Out provisions of this Agreement, including, without limitation, (A) directing sales of the Business's products and services to affiliates of Parent other than Buyer or (B) transferring products, services or product lines sold by the Business to affiliates of Parent other than Buyer. Sellers and Stockholders acknowledge that there can be no assurances that any Earn Out Amount will be received. The parties hereto agree that neither Parent nor Buyer owes any fiduciary duty or express or implied duty to the Sellers or the Shareholders, such as an implied duty of good faith and fair dealing, but instead the parties intend the express provisions of this Agreement (including without limitation this Section 7.02 and Section 3.04 and Schedule 3.04 hereof) to govern their contractual relationship.

      7.03. Conduct with respect to Contract Hold-Back. In the event that the agreement described in Schedule 3.03(b) is not renewed or extended (or a substitute of such agreement is not executed) as described in Schedule 3.03(b) prior to the Closing Date, Parent shall or shall cause Buyer to use commercially reasonable efforts to renew or extend such agreement (or execute a substitute of such agreement) prior to December 31,2005.

      7.04. Change of Control. INTENTIONALLY OMITTED.

      7.05. Conduct with Respect to Third Party Confidential Information. In connection with this Agreement, the parties understand and acknowledge that Sellers will be providing Parent and Buyer with Third Party Confidential Information (as defined below). Each of Parent and Buyer shall keep confidential all Third Party Confidential Information and may disclose such Third Party Confidential Information only to those employees who both have a need to have access to such Third Party Confidential Information and have agreed to be bound by

                                                                 EXECUTION DRAFT
confidentiality provisions at least as protective as those contained within this section. Each of Parent and Buyer shall use at least the same care and discretion to preserve the Confidentiality of the Third Party Confidential Information as used with respect to its own similar confidential information, but in no case less than a prudent and reasonable standard of care. If either of Parent or Buyer or either of their employees or agents breaches or threatens to breach the confidentiality obligations or obligations relating to use of the Third Party Confidential Information, Sellers may obtain injunctive relief from a court of competent jurisdiction, in addition to its other remedies, inadequate monetary damages and irreparable harm being acknowledged and without the requirement to post bond. "Third Party Confidential Information" means information and data, whether in electronic, written, or other form, included in the Quickstart environment or utilized as sample data to develop and modify the technology utilized to offer the Risk Management Services, with respect to which Sellers have an obligation to one or more third parties to preserve the confidentiality and/or limit the use of such information and data, other than such information or data related to the Contracts.

                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

      8.01. Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions on or before the Closing
Date:

            (a) Except where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect, the representations and warranties set forth in Article IV hereof shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by Sellers of discoveries, events or occurrences arising on or after the date of this Agreement), except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date;

            (b) Sellers and the Stockholders shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it and them under this Agreement prior to the Closing;

            (c) The stockholders of Sellers representing the number of shares required under their respective certificates of incorporation, other charter documents and the applicable law of the jurisdiction in which the Sellers were incorporated or organized shall have approved the consummation of the transactions contemplated by this Agreement;

            (d) Sellers shall have obtained on substantially the terms set forth in the form of consent provided by Buyer to Sellers prior to the date of this Agreement each consent and approval required as described on Schedule M;

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

            (e) Sellers shall have assigned to Buyer the Permits in Schedule E;

            (f) Sellers shall have provided evidence reasonably satisfactory to Buyer that Sellers are using commercially reasonable efforts to file within 90 days after the Closing any Tax Return listed on Schedule 4.09(a);

            (g) Sellers shall have paid any Taxes required to be paid pursuant to any filed Tax Returns listed on Schedule 4.09(a);

            (h) Sellers shall have (i) delivered to Buyer copies of the unaudited consolidated balance sheet as of December 31,2004 and the unaudited statements of income, stockholders' equity and cash flows, including the notes, of Sellers, for the year ended December 31,2004 and
      (ii) provided evidence reasonably satisfactory to Buyer that the audit of Sellers' Financial Statements for the year ended December 31,2003 by Sellers' independent accountants has been completed, and such audit is reasonably satisfactory to Buyer or that such audit, when completed, will be reasonably satisfactory to Buyer;

            (i) INTENTIONALLY OMITTED;

            (j) There shall not be threatened, instituted or pending any action or proceeding, before, or any Governmental Regulation promulgated by, any Governmental Body, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Buyer of all or a material portion of the Assets or the Business, or to compel Buyer to dispose of or to hold separately all or a material portion of the Business or Assets of Buyer and its subsidiaries, as a result of the transactions contemplated hereby or (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or executed and delivered in connection with the Closing (collectively, the "Related Agreements");

            (k) After the date of this Agreement no event having a Material Adverse Effect shall have occurred;

            (l) Buyer shall have received from counsel for Sellers a written opinion, dated as of the Closing Date and addressed to Buyer in form and substance reasonably satisfactory to Buyer's counsel;

            (m) The Bank shall have executed a payoff letter reasonably satisfactory to Buyer providing for the release of all Liens on the Assets upon receipt of the payment from Parent contemplated in Section 3.06(b);

                                                                 EXECUTION DRAFT

            (n) On the Closing Date, Sellers shall have delivered to Buyer all of the following:

                  (i) the Bill of Sale and such other instruments of conveyance, transfer, assignment and delivery as Buyer shall have reasonably requested pursuant to Section 2.02 hereof;

                  (ii) the Assignment and Assumption Agreement;

                  (iii) certificate of officers of Sellers satisfactory to
            Buyer, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

                  (iv) copies of consents and approvals referred to in
            subsections (c), (d) and (k) above;

                  (v) a copy of the text of the resolutions adopted by the Board of Directors and stockholders, as applicable, of Sellers authorizing the consummation of the transactions contemplated hereby; along with a certificate executed on behalf of Sellers by its corporate secretary certifying to Buyer that such copy is a true, correct and complete copy of such resolutions, and that such resolutions were duly adopted and have not been amended or rescinded;

                  (vi) incumbency certificates executed on behalf of Sellers by their respective corporate secretaries certifying the signature and office of each officer executing this Agreement or any of the Related Agreements;

                  (vii) an executed copy of each of the Related Agreements; and

                  (viii) releases of all Liens (other than Permitted Liens) on the Assets;

            (o) Rob Lynch shall have agreed to become an employee of U.S. Buyer as of the Closing Date and shall have executed, employment, confidentiality, noncompetition and inventions assignment agreements in the form agreed to by Rob Lynch and Buyer;

            (p) Sellers shall have delivered to Buyer written instructions with respect to the wire transfers to be effected pursuant to Sections 3.06(a),
      (b) and (e); and

            (q) Sellers shall have entered into an agreement, in a form mutually agreed upon by Parent, Buyer and Sellers, that provides for the protection of medical records and information of the Transferred Employees in accordance with the Health Insurance Portability and Accountability Act of 1996.

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      8.02. Conditions to Sellers' Obligations. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions on or before the Closing
Date:

            (a) The representations and warranties set forth in Article V hereof will be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties;

            (b) Parent and Buyer shall have performed in all material respects all the covenants and agreements required to be performed by them under this Agreement prior to the Closing, including those set forth in Sections
      2.02 and 3.06 of this Agreement;

            (c) The conditions set forth in Sections 8.01 (c), (d), (f), and (g) shall have been satisfied;

            (d) On the Closing Date, Parent or Buyer will have delivered to
      Sellers:

                  (i) a certificate of an officer of Parent and Buyer
            satisfactory to Sellers, dated the Closing Date, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

                  (ii) the Assignment and Assumption Agreement executed by Buyer and Parent and of each of the other Related Agreements executed by Parent and Buyer to which Parent and Buyer (or one of its affiliates) is a party; and

                  (iii) an incumbency certificate executed on behalf of Buyer and Parent by its corporate secretary certifying the signature and office of each officer executing this Agreement or any of the Related Agreements; and

                  (iv) a copy of the text of the resolutions adopted by the
            Board of Directors of Parent and Buyer authorizing the consummation of the transactions contemplated hereby; along with a certificate executed on behalf of Parent and Buyer by their respective corporate secretary certifying to Sellers that each such copy is a true, correct and complete copy of such resolutions, and that such resolutions were duly adopted and have not been amended or rescinded;

            (e) There shall not be threatened, instituted or pending any action or proceeding, before, or any Governmental Regulation promulgated by, any Governmental Body, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Parent or Buyer of all or a material portion of the Assets or the Business, or to compel Parent or Buyer to dispose of or to hold separately all or a material portion of the Business or Assets of Parent or Buyer and its subsidiaries, as a result of the transactions contemplated hereby or (iii) seeking to

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

      invalidate or render unenforceable any material provision of this Agreement or any of the Related Agreements; and

            (f) Parent and Buyer shall have entered into an agreement, in a form mutually agreed upon by Parent, Buyer and Sellers, that provides for the protection of medical records and information of the Transferred Employees in accordance with the Health Insurance Portability and Accountability Act of 1996.

                                   ARTICLE IX

                             ADDITIONAL AGREEMENTS

      9.1. Name Change / Withdrawal of Qualifications to Do Business as a Foreign Corporation. Immediately following the Closing, Sellers shall file those documents required to change their respective corporate name to one that does not use, alone or in combination with other words, any of the names and trademarks transferred to Buyer pursuant to Article I. As soon as reasonably practicable following the Closing, Sellers shall withdraw or cause to be withdrawn their qualification to do business as foreign corporations in each jurisdiction in which such Seller is so qualified. Sellers shall file all clearances, returns with respect to sales/use income and franchise taxes in such jurisdictions and shall pay all taxes relating to periods prior to the Closing Date.

      9.2. Noncompetition Covenant. During the three-year period commencing on the Closing Date, no Seller shall directly or indirectly engage in any business activities that are competitive with the activities conducted by the Business on the Closing Date. Sellers understand that Buyer anticipates that Sellers will not be conducting active operations following the Closing and acknowledges that Buyer would not have agreed to purchase the Assets or the Business without having received this noncompetition covenant from Sellers. Sellers acknowledge that they have entered into this noncompetition covenant as a material inducement to Buyer to consummate the transactions contemplated hereby. Notwithstanding the foregoing in this Section 9.02, nothing in this Section 9.02 will restrict the stockholders of a Seller other than ClearCommerce and nothing in this Section 9.02 will restrict Sellers other than ClearCommerce from disposing of the shares of such Seller to a Person, or the merger or amalgamation of a Seller with any Person, that directly or indirectly actively engages in any business activities that are competitive with the activities conducted by the Business. In such event, this covenant shall cease to apply to such Seller and the Person that acquires the shares of, or merges or amalgamates with, such Seller.

      9.3. Taxes.

            (a) Parent shall or cause Buyer to and Buyer shall bear and pay Taxes that may become payable in connection with the sale of the Assets to Buyer, save and except for any income, franchise or other Taxes based on a measure of Sellers' Income. Parent and Buyer will be liable for, and will indemnify, defend and hold Sellers harmless against any and all Damages arising out of or related to Taxes payable as a result of the operation of the Business from and after the Closing Date. After the Closing Date, Buyer and Sellers will each make available to the other, as reasonably requested, and to any

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

      Governmental Body, all information, records or documents relating to Tax liabilities or potential Tax liabilities of or relating to the Business for all periods prior to or including the Closing Date and will preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof.

            (b) The parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Assets and the Business (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The parties shall retain all books and records with respect to Taxes pertaining to the Assets and the Business until the expiration of any applicable statute of limitations or extensions thereof. At the end of such period, each party shall provide the other with at least ten (10) days' prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records.

            (c) All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Sellers and Buyer as of the Closing Date based on the number of days of such taxable period ending on the Closing Date (the "Pre-Closing Tax Period") and the number of days of such taxable period after the Closing Date (with respect to any such taxable period, the "Post-Closing Tax Period"). Sellers shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Parent and Buyer shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period. Upon receipt of any bill for real or personal property Taxes relating to the Assets, Sellers and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 9.03(c) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within twenty (20) days after delivery of such statement. In the event that either Sellers or Buyer shall make any other payment for which it is entitled to reimbursement under this Section 9.03(c), the other party shall make such reimbursement promptly but in no event later than twenty (20) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this
      Section 9.03(c) and not made within 20 days of delivery of the relevant statement shall bear interest at the rate of 6% per annum until paid.

            (d) Buyer and Sellers agree to use commercially reasonable efforts to ensure that the sale of the Assets and the sale of the UK Assets are treated as neither a supply of goods nor as a supply of services for purposes of value added tax but as a transfer of a business as a going concern.

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

      9.4. Intentionally Omitted.

      9.5. Employee Matters.

            (a) Buyer has delivered a schedule to Sellers of Sellers employees (the "Proposed Transferred Employees") to be offered employment by Buyer as of the Closing Date provided, however, all Proposed Transferred Employees will be required as a condition of employment to execute employment, confidentiality and inventions assignment agreements in a form acceptable to Buyer and certain key employees identified by Buyer prior to the execution and delivery of this Agreement also being required to execute non-competition agreements and will initially contain a release in favor of Sellers, in a form reasonably satisfactory to Sellers. All employees of ClearCommerce UK and any employees of Sellers that are resident outside the United States who are required to transfer with the Assets and the Business under applicable law shall be designated as Proposed Transferred Employees. Those employees of Sellers who are not identified as Proposed Transferred Employees (the "Excluded Employees") will be listed on the schedule as such and their further employment will be terminated by Sellers. On or before the Closing Date, Sellers shall terminate the Proposed Transferred Employees.

            (b) Each Proposed Transferred Employee who accepts Buyer's offer of employment and who actually commences working for Buyer (the "Transferred Employees") shall be given credit for all service with Sellers prior to the Closing to the same extent as such service was credited for such purpose by Sellers including under all employee benefit plans of Buyer in which he or she becomes eligible to participate except for purposes of stock option vesting. Nothing in this Section 9.05 shall be interpreted or construed or deemed to require the employment of any such Transferred Employee for any particular period of time after the Closing Date.

            (c) Prior to the Closing Date, Sellers shall terminate their 401(k) Plan. After the Closing, Parent and Buyer shall allow all of the Transferred Employees who are residents of the United States to participate in Parent's 401(k) Plan on the same terms and conditions as apply to other similarly situated employees of Buyer and its affiliates, with service credit as described in Section 9.05(b). As soon as practicable after the Closing and subject to delivery by Sellers to Buyer of a favorable determination letter with respect to Buyer's and Sellers' plans (or other evidence of tax qualifications satisfactory to Buyer) and the satisfaction of any other applicable legal requirements to such transfer, Sellers shall permit each such Transferred Employee to effect a "direct rollover" (within the meaning of Section 401(a)(31) of the Code) of his or her account balances under the 401(k) Plan of Sellers in accordance with applicable law, and Parent and Buyer shall cause the Parent's 401(k) Plan to accept such direct rollover (including promissory notes evidencing outstanding loans with respect to Transferred Employees who elect a direct rollover of their entire account balances).

            (d) Buyer shall prepare and furnish to each of the Transferred Employees a Form W-2 that shall reflect all wages and compensation paid to such employee for the entire calendar year in which the Closing Date occurs. Sellers shall furnish to Buyer the

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

      Forms W-4 and W-5 of each such Transferred Employee. Buyer shall send to the appropriate Social Security Administration office a duly completed Form W-3 and accompanying copies of the duly completed Forms W-2. It is the intent of the parties that the obligations of Buyer and Sellers under this Section 9.05(d) shall be carried out in accordance with Section 5 of Revenue Procedure 2004-53.

            (e) Except as provided in Sections 9.05(b), 9.05(c), 9.05(d) and as otherwise provided by applicable law, Buyer shall not have any responsibility, liability or obligation, whether to Transferred Employees, Excluded Employees, Proposed Transferred Employees who do not become Transferred Employees, other employees of Sellers, former employees of Sellers, their beneficiaries or to any other person, with respect to any Employee Benefit Plans, practices, programs or arrangements maintained by Sellers.

            (f) Buyer shall be solely responsible for all obligations and liabilities related to the employment of the Transferred Employees of the Business as operated by Buyer from and after the Closing Date.

            (g) The Final Closing Balance Sheet shall reflect an accurate accrual for each Transferred Employee, in accordance with GAAP, and Sellers shall provide to Buyer all reasonably required information in respect of the vacation entitlement of each Transferred Employee.

            (h) After the Closing Date, Parent shall cause Buyer to and Buyer shall maintain a group health plan and shall provide COBRA continuation coverage to all "M&A qualified beneficiaries" as that term is defined by Treas. Reg. Section 54.4980B-9 (the "COBRA regulations"), with respect to the sale of assets. Parent shall cause Buyer to and Buyer shall maintain a group health plan for at least the maximum period that COBRA continuation coverage must be available to the M&A qualified beneficiaries under the COBRA regulations.

            (i) Buyer shall extend an offer of employment to Michelle Latson on terms substantially similar to her current employment package at ClearCommerce. Buyer shall permit and cause Michelle Latson to devote, at the request of the Sellers, one to two days per week of her time for a five (5) month period following the Closing to assisting Sellers with their respective liquidation, dissolution, winding up and similar efforts.

      9.6. Employee Non-Competes. All fees, incentives, costs, expenses or other payments incurred in connection with the inducement of Transferred Employees to enter into non-competition agreements in favor of Buyer will be borne solely by Buyer. Buyer will use commercially reasonable efforts to obtain the non-competition agreements referred to in Section 6.07.

      9.7. Services. If Sellers have not obtained a consent required to assign a Contract to Buyer, Sellers shall promptly upon receipt of payments under such Contract remit such payments to Buyer, and Parent shall, or shall cause Buyer to, provide all services necessary to enable

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

Sellers to fulfill their obligations under such Contract as if Sellers had assigned to Buyer all of their rights, duties and obligations under such Contract.

                                    ARTICLE X

                                  TERMINATION

      10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by the mutual consent of Buyer and Sellers;

            (b) by either Buyer or Sellers if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other of the representations, warranties and covenants made by it in this Agreement;

            (c) by either Buyer or Sellers if the transactions contemplated hereby have not been consummated by January 31,2005 or such other date as may be mutually agreed to by the parties hereto, acting reasonably; provided, however, that neither of such Persons will be entitled to terminate this Agreement pursuant to this Section 10.01(c) if the willful breach of this Agreement by such party or one or more of its affiliates has prevented the consummation of the transactions contemplated hereby by such date; or

            (d) by Buyer if, after the date of this Agreement, there shall have occurred any act, event or omission which Buyer concludes has given rise to or could reasonably be expected to give rise to a Material Adverse Effect.

      10.02. Effect of Termination. In the event of any termination of this Agreement as provided in Section 10.01, this Agreement shall become void and there shall be no liability on the part of either Buyer or Sellers, or their respective stockholders, officers, or directors, except with respect to breaches of this Agreement that occur prior to the time of such termination. In any action based on any such breach, each party shall bear its own legal fees and related costs.

                                   ARTICLE XI

                           SURVIVAL; INDEMNIFICATION

      11.1. Survival. Subject to the limitations set forth in Section 11.03 and
Section 11.06, notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations, warranties, covenants and agreements of the parties shall survive the Closing for the periods specified in Section 11.03 and Section 11.06. If a notice is given in accordance with the Escrow Agreement or Section 13.06 before the expiration of such periods, then (notwithstanding the expiration of such period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

      11.2. Damages. "Damages" shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or

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

unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and reasonable expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by a party entitled to indemnification pursuant to this Article XI.

      11.03. Indemnification by Sellers and the Stockholders. Subject to the limitations set forth in Sections 11.04 and 11.05, Sellers and the Stockholders (collectively, the "Seller Indemnifying Parties" and each a "Seller Indemnifying Party") severally (and not jointly) shall defend and indemnify and hold harmless Buyer, and its officers, directors, agents or representatives (the "Buyer Indemnified Persons") in respect of, and hold the Buyer Indemnified Persons harmless against Damages:

            (a) resulting from any breach or inaccuracy of a warranty or representation or failure to perform or comply with any covenant or agreement of Sellers or the Stockholders under this Agreement or other agreements or instruments to be executed and delivered at Closing by Sellers or the other Seller Indemnifying Parties pursuant to this Agreement;

            (b) resulting from any failure of Buyer to receive good and marketable title to the Assets, other than Seller Agreements for which required consents have not been obtained, in accordance with this Agreement, free and clear of all Liens (except for Permitted Liens and Liens resulting from actions or omissions of Buyer);

            (c) resulting from any claim by any holder or former holder of an equity interest (including any derivative security) of Sellers for a matter arising by virtue of such Person's capacity as such a holder;

            (d) resulting from any Retained Liabilities or the Excluded Assets;

            (e) resulting from any matter relating to the items disclosed in paragraphs 1 or 2 of item 4.11(j) on the Disclosure Schedule;

            (f) resulting from the improper classification by Sellers of the individuals associated with the Business as contractors or independent contractors prior to the Closing Date;

            (g) subject to Sections 9.05 and 11.06, arising from or related to claims made by or on behalf of any Transferred Employee, Excluded Employee or Proposed Transferred Employee who does not become a Transferred Employee or other employee or contractor of Buyer with respect to such employee's or contractor's relationship with Sellers for periods prior to the Closing Date by virtue of such Person's capacity as such an employee or contractor, including without limitation:

                  (i) all liabilities for salary, wages, bonuses, commissions, severance obligations, vacation pay, overtime pay and other compensation relating to

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

            employment of all employees in the Business prior to the Closing Date and all liabilities under or in respect of the Employee Benefit Plans;

                  (ii) all liabilities for claims for injury, disability, death or workers' compensation arising from employment in the Business prior to the Closing Date;

                  (iii) all liabilities arising from the termination of the
            employment by Seller of any of the Proposed Transferred Employees (whether or not terminated by the giving of notice, and if by the giving of notice, whenever that notice expires) by the Seller up to and including the Closing Date or of any other employees of the Seller whether before, on or after the Closing Date;

                  (iv) all liabilities for any act or omission of the Seller up to and including the Closing Date in respect of the employment of the Proposed Transferred Employees by the Seller and any claim by any person other than a Proposed Transferred Employee relating to that person's employment or its termination by the Seller. For the avoidance of doubt, it is anticipated that only the Proposed Transferred Employees shall transfer to the Buyer on the Closing Date. In the event that any person other than a Proposed Transferred Employee transfers to the Buyer pursuant to TUPE, it is hereby expressly agreed between the Parties that the Buyer may terminate such person's employment at its discretion and the Seller shall indemnify the Buyer in full against all actions, proceedings, costs, claims, demands, awards, fines, orders, expenses and liabilities (including, without limitation, legal and other professional fees and expenses) whenever arising, directly or indirectly, in connection with such person's employment and/or its termination (including, without limitation, indemnifying the Buyer against any unfair dismissal claims made by such person);

                  (v) all liabilities arising from the failure of the Seller to inform and consult with any appropriate representative (as defined in TUPE) or Proposed Transferred Employee with regard to affected employees (as defined in TUPE) or any other failure of Seller to comply with any duty to inform and consult any independent trade unions, employer representatives or employees (whether under TUPE or otherwise), including, without limitation, any breach by the Seller of Regulation 10 of TUPE, except to the extent that any such action or claim (or any part of such action or claim) arises solely as a result of any failure by the Buyer to give the Seller the information required to be given by the Buyer under TUPE.

            (h) notwithstanding anything to the contrary in Section 9.05, resulting from the inaccuracy of any accrual for Transferred Employees reflected in the Final Closing Balance Sheet.

      11.04. Conditions of Sellers Indemnification.

            (a) The Seller Indemnifying Parties' obligation under this Agreement to defend, indemnify and hold harmless the Buyer Indemnified Persons shall be subject to

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

      the limitations set forth in Section 11.05. In addition, except with respect to (i) indemnification claims arising from fraudulent actions or statements by Sellers or any Seller Indemnifying Party, (ii) claims based upon the inaccuracy of the representations or warranties or the failure to comply with the covenants or agreements set forth in the proviso to
      Section 1.04 (Assumption of Liabilities), Sections 4.02 (Valid and Binding Agreement), 4.09 (Tax Matters), 4.20 (Environmental Matters), 4.22 (Brokerage), 9.02 (Noncompetition Covenant), 11.03(c), (d), (e), (f) and
      (g) (Indemnification by Sellers and the Stockholders) and (iii) claims which are made by Buyer prior to one year after the Closing Date, but which are not resolved by that date (collectively for purposes of this Section 11.04(a), (i), (ii) and (iii) shall be referred to herein as, "Buyer Exempted Claims"), the Seller Indemnifying Parties' indemnification obligations shall terminate one year from the Closing Date; provided, however, that claims based upon any Buyer Exempted Claim may be asserted until the applicable statute of limitations, including any extensions thereof, has expired and provided further that claims based upon the failure to comply with Sellers' noncompetition covenant in Section 9.02 may be asserted until the third anniversary of the Closing Date. Buyer acknowledges that Sellers may distribute and pay at any time and from time to time all or a portion of the Purchase Price (other than the Escrow Amount) to the Stockholders or current or former stockholders or creditors of Sellers, and Buyer will not object to such distribution and payment.

            (b) Remedies. The remedies provided for in this Article XI or elsewhere in this Agreement shall be the exclusive monetary remedies with respect to this Agreement, the Related Agreements and any of the transactions contemplated in this Agreement.

      11.05. Indemnification Claims.

            (a) All claims by Buyer Indemnified Persons for indemnification pursuant to this Article XI shall be satisfied first from the Escrow Amount (never the Contract Escrow Amount) and made in accordance with the Escrow Agreement until such time as the entire Escrow Amount has been claimed by Buyer or other Buyer Indemnified Persons.

            (b) In the event that the available Escrow Amount is insufficient to cover any claim for indemnification pursuant to this Article XI because the Escrow Amount or a portion thereof has been previously deducted and released in accordance with the Escrow Agreement (after giving effect to amounts previously paid to Buyer Indemnified Persons in respect of resolved claims and any amounts then held in respect of unresolved Pending Claims (as defined in the Escrow Agreement)) (a "Termination or Exhaustion of the Escrow Amount"), claims by Buyer Indemnified Persons for indemnification pursuant to this Article XI shall be satisfied by offsetting the amount of such claim against the Earn-Out Amount, if any. For further clarity and for the avoidance of doubt, it is the intent of the parties to this Agreement that the entire Earn-Out Amount shall be available to cover any claim for indemnification pursuant to this Article XI if there has been a Termination or Exhaustion of the Escrow Amount.

            (c) In the event that (i) there has been a Termination or Exhaustion of the Escrow Amount, (ii) the offset against the Earn-Out Amount described in

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

      Section 11.05(b) is insufficient to cover any claim for indemnification pursuant to this Article XI and (iii) the Earn-Out Amount is less than One Million Nine Hundred Forty Thousand Dollars ($1,940,000), claims by Buyer Indemnified Persons for indemnification pursuant to this Article XI shall be satisfied by payment by Seller Indemnifying Parties to Buyer via wire transfer of immediately available funds, provided, however, that in no event shall the aggregate amount payable by Seller Indemnifying Parties pursuant to this Section 11.05(c) exceed an amount equal to (A) One Million Nine Hundred Forty Thousand Dollars ($1,940,000) less (B) the Earn-Out Amount.

            (d) Notwithstanding anything herein to the contrary, (i) Seller Indemnifying Parties will be liable to Buyer Indemnified Persons for claims brought under this Article XI only if the aggregate amount of all such claims exceeds Two Hundred Thousand Dollars ($200,000), in which case Seller Indemnifying Parties will be liable for the aggregate amount of all such claims and (ii) the Stockholders will not be obligated under this
      Article XI to indemnify Buyer Indemnified Persons pursuant to Section 11.05(c) if Sellers demonstrate (by delivering to such Buyer Indemnified Person Sellers' most recent consolidated balance sheet) that they have sufficient unrestricted cash to cover claimed Damages.

      11.06. Indemnification by Buyer. Subject to the limitations set forth in
Section 11.07, Parent shall or shall cause Buyer to defend and indemnify and hold harmless each of Sellers, and each of their respective officers, directors, agents or representatives (the "Seller Indemnified Persons") in respect of, and hold the Seller Indemnified Persons harmless against, any and all Damages incurred or suffered by the Seller Indemnified Persons:

            (a) resulting from, relating to or constituting any misrepresentation, breach or inaccuracy of a warranty or representation or failure to perform or comply with any covenant or agreement of Parent or Buyer under this Agreement or the Related Agreements;

            (b) directly or indirectly as a result of any liability relating to or arising out of the conduct of the Business on or after the Closing Date, including the covenants and obligations of Parent or Buyer under this Agreement or the Related Agreements which continue after the Closing Date; and

            (c) arising from or relating to claims in respect of the Assumed Liabilities.

      11.07. Conditions of Buyer Indemnification. Except with respect to (i) indemnification claims arising from fraudulent actions or statements by Parent or Buyer and claims based on Section 11.06(b) or (c) and (ii) claims which are made by Sellers prior to one year after the Closing Date, but which are not resolved by that date (collectively for purposes of this Section 11.07, (i) and (ii) shall be referred to herein as, "Sellers Exempted Claims"), Parent's and Buyer's indemnification obligations shall terminate one year from the Closing Date; provided, however, that claims based upon any Sellers Exempted Claim may be asserted until the applicable statute of limitations, including any extensions thereof, has expired. In addition, Parent's and Buyer's aggregate indemnification obligations shall not exceed the Purchase Price.

                                                                 EXECUTION DRAFT

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

      11.08. Legal Proceedings and Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to Buyer Indemnified Persons or Seller Indemnified Persons, as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

            (a) In the event any Person becomes involved in any legal, governmental or administrative proceeding which may result in a claim for indemnification pursuant to this Article XI (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall promptly notify the Indemnifying Party in writing of the filing and of the nature of any such proceeding. The Indemnifying Party may, at its or their option and expense, elect to participate in the defense of such Claim and shall have the right to approve any settlement of the dispute giving rise to such proceeding for which indemnification will be sought hereunder, provided that such approval may not be withheld unreasonably.

            (b) In the event any Indemnified Party has a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim and an estimate of the amount of the applicable Damages (if reasonably practicable) to Buyer or the Representative, as applicable. If Buyer or the Representative, as applicable, notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 30 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Damages in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the amount shall be paid in accordance with the terms and conditions of this Article XI. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute for a period of at least 30 days, and if such dispute is not resolved through such negotiation prior to the expiration of such minimum negotiation period, either party may require that such dispute be resolved in accordance with Section 13.01.

            (c) The Representative shall act on behalf of Seller Indemnifying Parties with respect to any notices or consents required to be given or received under this Article XI.

                                   ARTICLE XII

                         INDEMNIFICATION REPRESENTATIVE

      12.01. Acceptance; Relationships. Sellers, the Stockholders and the Representative, hereby acknowledge and agree, for the benefit of Buyer, that all of the terms and conditions contained in this Article XII: (a) relate solely to the relationship between the Representative, the Sellers and the Stockholders,
(b) are of no concern to the Parent or Buyer, except for the fact that Parent or Buyer will be giving notice to the Representative, and (c) do not, and shall not be construed to, create any obligations or liabilities of any Buyer or Parent.

                                                                 EXECUTION DRAFT

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

      12.02. Appointment. Austin Ventures V. L.P. (the "Representative") agrees to act on the written instructions of the Stockholders entitled to a majority in interest of the Purchase Price (the "Majority Stockholders") and to carry out its duties in accordance with this Agreement. The Seller Indemnifying Parties shall be bound by any and all actions taken by the Representative on the written instructions of the Majority Stockholders. Buyer shall be entitled to rely upon any communication or writing given or executed by the Representative. All communications or writings to be sent to one or more of the Seller Indemnifying Parties generally pursuant to this Agreement shall be addressed to the Representative and any communication or writing so sent shall be deemed notice to all such Seller Indemnifying Parties hereunder on the tenth business day after such notice is deemed to have been given to the Representative in accordance with Section 13.06. The Representative shall have full power to act in each Seller Indemnifying Party's name and on each Seller Indemnifying Party's behalf according to the terms of this Agreement on written instructions from the Majority Stockholders, and in general to do all things and to perform all acts which the Representative in its absolute discretion considers necessary or advisable to give effect to such instructions, including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement.

      12.03. Authority. Notwithstanding any other provision herein contained, the Representative shall at all times act upon and in accordance with the joint written instructions of the Majority Stockholders and their successors and shall have no independent duty to investigate or verify the compliance with any conditions contained in, or the occurrence or non-occurrence of any events referred to in the agreements between any or all of the parties to this Agreement or the validity of such instructions. Such instructions may be given in writing, by fax or by electronic communication in one or more counterparts.

      12.04. Duties of the Representative. The Representative shall act in accordance with, and shall be entitled to rely upon, joint written instructions provided in accordance with Section 12.03 herein. The Representative shall have the duty to act with a degree of care that a reasonably prudent person acting as a representative would give in similar circumstances. The Representative shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time under the provisions hereof, and it shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of its own gross negligence or willful misconduct.

      12.05. Indemnity. The Seller Indemnifying Parties each, severally but not jointly and severally, agree to indemnify, hold harmless and defend the Representative from and against any and all losses, claims, liabilities and expenses, including the reasonable fees of its counsel, which it may suffer or incur hereunder, or in connection herewith, except as shall result solely and directly from its own gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Representative be liable to Seller Indemnifying Parties for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Representative has been advised of the likelihood of such loss or damage and regardless of the form of action. The foregoing indemnities in this paragraph shall survive the resignation of the Representative or the termination of this Agreement.

                                                                 EXECUTION DRAFT

      12.06. Other Agreements. The Representative shall not be bound in any way by any agreement or contract between any of the Seller Indemnifying Parties or Buyer (whether or not the Representative has knowledge thereof), other than by its obligations set forth herein and the only duties and responsibilities of the Representative shall be to act in accordance with Article XII. The Representative shall have no responsibility for the validity of any agreements referred to in this Agreement, or for the performance of any such agreements by any other party thereto or for interpretation of any of the provisions of any such agreements.

      12.07. Instructions and Fees. The Representative shall not incur any liability to the Seller Indemnifying Parties from acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by the Majority Stockholders. The Representative shall be under no duty to inquire into or investigate the validity or accuracy of any such document. The Representative shall have no duty to solicit any payments which may be due to it hereunder. The Representative's fees and expenses for acting as representative hereunder shall be in accordance with the fees and disbursement charges which it normally charges from time to time and shall be paid out of the retainer account provided to the Representative upon it issuing its invoice to Sellers.

      12.08. Limitation of Liability. The Representative shall not be liable for any action taken or omitted by it unless the loss to the Stockholders was primarily caused by (a) the gross negligence or willful misconduct of the Representative as determined by the judgment of a court of competent jurisdiction, or (b) a breach by the Representative of any of the terms contained in this Agreement. In acting hereunder, the Representative may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Representative shall not be liable for anything done, suffered or omitted by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons unless the loss to the Stockholders was primarily caused by (a) the gross negligence or willful misconduct of the Representative as determined by the judgment of a court of competent jurisdiction, or (b) a breach by the Representative of any of the terms contained in this Agreement.

      12.09. Uncertainty of Duties. In the event that the Representative shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto or its designated representative which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to so inform the Stockholders until it shall be directed otherwise in writing by all of the other parties hereto or by an order or judgment of a court of competent jurisdiction.

      12.10. Resignation and Replacement of the Representative. The Representative shall be entitled to resign upon 30 days written notice to the Stockholders for any reason whatsoever in its absolute discretion, including if the funds remaining in its retainer account are not, or will not be in its judgment, sufficient to pay its fees and disbursements. Upon the Majority Stockholders receiving a notice of resignation, the Majority Stockholders shall nominate a replacement Representative within 15 days of receipt of such resignation notice. The Majority Stockholders shall also have the right to require the resignation of the Representative upon written notice to the Representative and to name a successor Representative who shall thereafter become the Representative. The Majority Stockholders shall advise Buyer and the other Seller Indemnifying

                                                                 EXECUTION DRAFT

Parties of such resignation or replacement of the Representative. If Buyer has not received notice of a replacement Representative, Buyer shall assume that the existing Representative is the Representative for all purposes of this Agreement.

      12.11. Agents. The Representative shall be entitled to engage such agents as the Representative deems appropriate (without further consultation) to assist the Representative in carrying out its duties pursuant to this Agreement.

      12.12. Reliance. The Representative shall be protected and shall have the fall benefit of the indemnity provided to the Representative in Section 12.05 hereof, in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it believes to be genuine and what it purports to be.

      12.13. Defense of Claims. The Representative shall not be required to defend any legal proceedings which may be instituted against it in respect of or arising out of anything herein contained.

      12.14. Limitations. The Representative shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement.

      12.15. Duties of Stockholders. The Majority Stockholders shall have the duty and obligation to give, in their absolute discretion, such instructions to the Representative as they reasonably believe to be in the best interests of the Seller Indemnifying Parties as a whole from time to time under the provisions hereof, and they shall incur no liability hereunder or in connection herewith for anything whatsoever other than as a result of their own gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Stockholders be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Stockholders have been advised of the likelihood of such loss or damage and regardless of the form of action. The foregoing indemnity in Section 12.05 shall survive the termination of this Agreement. The Stockholders shall not be bound in any way by any agreement or contract between any of the Seller Indemnifying Parties or Buyer (whether or not the Stockholders have knowledge thereof) and the only duties and responsibilities of the Stockholders shall be to instruct the Representative in accordance with the terms of this Agreement. The Stockholders shall have no responsibility for the validity of any agreements referred to in this Agreement, or for the performance of any such agreements by any other party thereto or for interpretation of any of the provisions of any such agreements. The Stockholders shall be under no duty to inquire into or investigate the validity or accuracy of any document. The Stockholders shall have no duty to solicit any payments which may be due to them hereunder. The Stockholders shall not be liable for any action taken or omitted by any of them unless the loss to the parties hereto was primarily caused by (a) the gross negligence or willful misconduct of the Stockholders as determined by a court of competent jurisdiction or (b) a breach by the Stockholders of any of the terms contained in this Agreement. In the event that the Stockholders shall be uncertain as to their duties or rights hereunder, they

                                                                 EXECUTION DRAFT
shall be entitled to refrain from taking any action and their sole obligation shall be to so notify the Seller Indemnifying Parties until they shall be directed otherwise in writing by all of the Seller Indemnifying Parties or by a final order or judgment of a court of competent jurisdiction.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      13.01. Arbitration. Except in the event of the need for immediate equitable relief from a court of competent jurisdiction to prevent irreparable harm pending arbitration relief, any claim or dispute of any nature between the parties hereto arising directly or indirectly from this Agreement or the relationship created by this Agreement shall be resolved exclusively by arbitration conducted in the English language in San Diego, California, in accordance with the "Expedited Procedures" as set forth in the Commercial Arbitration Rules and Mediation Procedures (Including Procedures for Large, Complex Commercial Disputes) as established by the American Arbitration Association. The fees of the arbitrator(s) and other costs incurred in connection with such arbitration (other than the legal fees and other out-of-pocket costs of a party) shall be allocated between the parties as is determined to be equitable by the arbitrator. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing. Each party shall bear the costs and fees of its own counsel and advisors and other expenses incident to their participation in the arbitration.

      13.02. Press Releases and Announcements. Any public announcement, including any announcement to employees, customers or suppliers and others having dealings with Parent, Buyer or Sellers, or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement, will be issued, if at all, at such time and in such manner as Buyer and Sellers mutually agree. Buyer will have the right to have representatives present for any in-person announcement to employees of Sellers. Unless consented to by the other parties hereto or required by Law, each party hereto will keep, and will cause each of its subsidiaries to keep, this Agreement and the transactions contemplated by this Agreement confidential.

      13.03. Expenses. Sellers, on the one hand, and Parent and Buyer, on the other hand, will pay all of their own expenses (including attorneys' and accountants' fees), in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

      13.04. Further Assurances. Each party agrees that, on and after the Closing Date, it shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

      13.05. Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be

                                                                 EXECUTION DRAFT
enforced. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any right or obligations of any Person under or by reason of this Agreement.

      13.06. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provision of this Agreement will be in writing and be sent to the parties hereto at the addresses, as set forth below, or at such other address of such party as such party shall have furnished to the other parties in writing and in accordance with this Section 13.06:

            If to Buyer or Parent:

            c/o eFunds Corporation
            Gainey Center II, Ste. 300
            8501 North Scottsdale Road
            Scottsdale, AZ 85253
            Attention: General Counsel
            Facsimile No.: (480)629-7661

            With a copy to:

            Dorsey & Whitney LLP
            Suite 1500
            50 South Sixth Street
            Minneapolis, MN 55402
            Attention: Robert A. Rosenbaum
            Facsimile No.: (612)340-7800

            If to Sellers, the Stockholders, any Seller Indemnifying Party or the Representative:

            Austin Ventures V, L.P.
            300 West 6th Street
            Suite 2300
            Austin, Texas 78701-3902
            Attention: Joseph Aragona
            Facsimile No.: (512)476-3952

            With a copy to:

            Wilson Sonsini Goodrich & Rosati, Professional Corporation 8911 Capital of Texas Highway
            Westech 360, Suite 3350
            Austin, Texas 78759
            Attention: Paul Tobias
            Facsimile No.: (512)338-5499

                                                                 EXECUTION DRAFT

            If to Escrow Agent:

            JPMorgan Chase Bank, N.A.
            600 Travis Street, Suite 1150
            Houston, Texas 77002
            Attention: ITS/Escrow Section
            Facsimile No.: (713)216-6927

      All notices and other communications shall be deemed effectively given as to the party to whom it is addressed as of the earliest of the following times:
(i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with appropriate confirmation of receipt),
(iv) one (1) business day after being timely deposited with an overnight courier service with instructions (and the capability) to make delivery on the next day,
(v) if sent internationally, five (5) business days after being deposited in international mail, first class with postage prepaid, or (vi) if sent domestically, three (3) business days after being deposited in the US mail, first class with postage prepaid.

      13.07. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, except that Parent and Buyer may assign their rights hereunder to one or more of their affiliates provided that Parent and Buyer will continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such affiliate fails to do so.

      13.08. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      13.09. Complete Agreement. This Agreement, the Schedules hereto and the Related Agreements contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, including any letter of intent related to the transactions contemplated by this Agreement between Sellers and eFunds Corporation; provided, however, the provisions of that certain Confidentiality Agreement dated on or about December 15, 2003 between Buyer and Sellers shall still remain in effect.

      13.10. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

      13.11. Governing Law. The domestic law, without regard to conflicts of law principles, of the state of Delaware will govern all questions concerning the construction, validity and

                                                                 EXECUTION DRAFT
interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

      13.12. Third Party Beneficiaries.

            (a) Sellers and the Stockholders acknowledge to each of the Buyer Indemnified Persons its direct rights against them under Article XI of this Agreement. If a court determines that Article XI does not create direct rights in favor of the Buyer Indemnified Persons, then Buyer acts as agent on behalf of each of the Buyer Indemnified Persons in contracting for their respective rights under Article XI. If the foregoing agency is ineffective in procuring the rights under Article XI for any reason, then Buyer acts as trustee on behalf of each of the Buyer Indemnified Persons and holds for their benefit their rights under Article XI. The parties to this Agreement reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a party to this Agreement, without notice to or consent of that Person, including any Buyer Indemnified Person.

            (b) Parent and Buyer acknowledge to each of the Seller Indemnified Persons its direct rights against them under Article XI of this Agreement. If a court determines that Article XI does not create direct rights in favor of the Seller Indemnified Persons, then Sellers act as agent on behalf of each of the Seller Indemnified Persons in contracting for their respective rights under Article XI. If the foregoing agency is ineffective in procuring the rights under Article XI for any reason, then Sellers act as trustee on behalf of each of the Seller Indemnified Persons and holds for their benefit their rights under Article XI. The parties to this Agreement reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a party to this Agreement, without notice to or consent of that Person, including any Seller Indemnified Person.

      13.13. Sellers' Knowledge. Any statement in this Agreement expressed to be made to "the knowledge of Sellers," "the best of Sellers' knowledge" and any other references to the knowledge of Sellers or matters of which Sellers is aware shall be understood to be made on the basis of Sellers' knowledge, which shall be the actual knowledge of Robert Lynch, Drew Schaal, Gary Epple, Julie Fergerson, Frank Kaplan and Katherine Hutchison or the knowledge that any of them should have had after reasonable inquiry of their direct reports having responsibility for such matters.

                                                                 EXECUTION DRAFT

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            SELLERS:

                                            CLEARCOMMERCE
                                            CORPORATION

                                            By: /s/ R. Lynch
                                                ----------------------------
                                                Its President/CEO

                                            CLEARCOMMERCE EUROPE
                                            LTD

                                            By /s/ R. Lynch
                                               -----------------------------
                                               Its Director/Secretary

                                            REPRESENTATIVE:

                                            AUSTIN VENTURES V, L.P.

                                            By AV Partners V, L.P.,
                                               Its General Partner

                                            By /s/ J M
                                               -----------------------------
                                               Its _________________________

                                            BUYER:

                                            EFUNDS GOVERNMENT
                                            SERVICES, INC.

                                            By /s/ Rahul
                                               -----------------------------
                                               Its Senior Vice President

                                            EFUNDS INTERNATIONAL LTD.

                                            By /s/ Paul F. Walsh
                                               -----------------------------
                                               Its Managing Director

                                            PARENT:

                                            EFUNDS CORPORATION

                                            By /s/ Rahul
                                               -----------------------------
                                               Its Senior Vice President

                                            STOCKHOLDERS (FOR
                                            PURPOSES OF ONLY THOSE
                                            SECTIONS ENUMERATED IN
                                            THE PREAMBLE TO THIS
                                            AGREEMENT):

                                            AUSTIN VENTURES V, L.P.

                                            By AV Partners V, L.P.,
                                               Its General Partner

                                            By /s/ J M
                                               -----------------------------
                                               Its General Partner

                                            AUSTIN VENTURES V
                                            AFFILIATES FUND, L.P.

                                            By AV Partners V, L.P.,
                                               Its General Partner

                                            By: /s/ J M
                                                ----------------------------
                                                General Partner

                                            AUSTIN VENTURES VII, L.P.

                                            By AV Partners V, L.P.,
                                               Its General Partner

                                            By: /s/ J M
                                                ----------------------------
                                                General Partner

                                            STOCKHOLDERS (FOR PURPOSES
                                            OF ONLY THOSE SECTIONS
                                            ENUMERATED IN THE PREAMBLE
                                            TO THIS AGREEMENT):

NEW ENTERPRISE ASSOCIATES 8A, L.P.          NEW ENTERPRISE ASSOCIATES 8A,
By NEA Partners 10, L.P.                    LIMITED PARTNERSHIP
   Its General Partner

                                            By /s/ Scott
                                               -----------------------------
                                               Scott D. Sandell
                                               Its General Partner

                                            NEW ENTERPRISE ASSOCIATES VIII,
                                            L.P.

New Enterprise Associates VIII, L.P.
By: NEA Partners VIII, L.P.
    Its General Partner                     By /s/ C. Richard
                                               -----------------------------
                                               C. Richard Kramlich
                                               Its General Partner

                                            STOCKHOLDERS (FOR
                                            PURPOSES OF ONLY THOSE
                                            SECTIONS ENUMERATED IN
                                            THE PREAMBLE TO THIS
                                            AGREEMENT):

                                            VOYAGER CAPITAL FUND I,
                                            L.P.

                                            By VOYAGER CAPITAL MANAGEMENT, LLC
                                               Its General Partner

                                            By /s/ WHM
                                               -----------------------------
                                               Its Managing Director

                                            VOYAGER CAPITAL FOUNDERS
                                            FUND, L.P.

                                            By VOYAGER CAPITAL MANAGEMENT, LLC
                                               Its General Partner

                                            By /s/ WHM
                                               -----------------------------
                                               Its Managing Director

                          List Identifying Contents of
                               Omitted Schedules


The following Exhibits and Schedules have been omitted from this Exhibit 2.1:

Exhibit A 1, Bill of Sale (section 2.02)
Exhibit A 2, UK Asset Bill of Sale (section 2.02)
Exhibit B, Assignment and Assumption Agreements (section 2.02)
Exhibit C, Purchase Price Allocation (section 3.07)
Exhibit D, Form of Proxy (section 6.08)

Schedule A, Stockholders (Preamble)
Schedule B, Contracts (section 1.01(d))
Schedule C 1, Personal Property Leases (section 1.01(e))
Schedule C 2, UK Personal Property Leases (section 1.02(a))
Schedule D, Real Property Leases (section 1.01(e))
Schedule E, Permits, Assignable (section 1.01(f))
Schedule F, Fixed Assets (section 1.01(p))
Schedule 1.02(b), Assets Located in the United Kingdom (section 1.02(b)) Schedule G, Excluded Permits and Sellers Agreements (section 1.03(b))
Schedule 3.02, Estimated Closing Date Working Capital Example (section 3.02)
Schedule 3.03(b), Contract Hold-Back (section 3.03(b))
Schedule 3.04, Earn-Out (section 3.04)
Disclosure Schedule (Article IV)
Schedule H, Non-Assignable Permits and Contracts (section 4.10(c))
Schedule I(i)-I(iv), Customers, Certain Persons, etc. (section 4.10(d) Schedules J(i)-J(vii), Relating to Intellectual Property Rights (section 4.11) Schedule K-1, Employee Benefit Plans (section 4.15(a))
Schedule K-2, Compensation Policies (section 4.15(b))
Schedule 6.07, Transferred Employees to Sign Noncompetition Agreements (section 6.07)
Schedule M, Required Consents (section 8.01(d))

The registrant will furnish supplementally a copy of any omitted Schedule or Exhibit to the Securities and Exchange Commission upon the request of the Commission.